UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2 /A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 STORAGE ALLIANCE INC.
(Exact name of registrant as specified in its charter)
Nevada	7374	98-0222922
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
725, 435 Fourth Avenue S.W., Calgary, Alberta, Canada T2P 3A8 (403) 264-2500
(Address and telephone number of registrant's principal executive offices)
Jeff Ascah, President 725, 435 Fourth Avenue S.W., Calgary, Alberta, Canada T2P 3A8 (403) 264-2500

(Name, address and telephone number of agent for service)

Copy of communications to:

Virgil Z. Hlus, Esq.
Clark, Wilson
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	2,588,235(3)	$0.67	$1,734,117.45	$140.46
Common Stock to be offered for resale by selling stockholders	623,810(4)	$0.67	$417,952.70	$33.85
Common Stock to be offered for resale by selling stockholders upon exercise of share purchase warrants	390,000(5)	$0.67	$261,300	$21.17
Total Registration Fee				$195.48

(1) In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on June 3, 2003.

(3) Represents 588,235 shares of our common stock that were issued on May 14, 2003 and up to 2,000,000 shares of our common stock that will be issued in the second tranche closing (assuming an issue price per share of $0.20), which is to occur within five (5) days of this registration statement being declared effective by the Securities and Exchange Commission. The number of shares issuable in the second tranche closing is equal to $400,000 divided by the lesser of: (i) $0.68; and (ii) 75% of the average closing price of our common stock for the five (5) trading days immediately preceding to the second tranche closing.

(4) Represents 623,810 shares of our common stock that were sold in a private placement on January 29, 2003 and issued on February 5, 2003.

(5) Represents common stock that may be issued upon exercise of all share purchase warrants, 350,000 of which can be exercised at any time until May 14, 2006, at an exercise price of $0.88, and 40,000 of which can be exercised at any time until June 2, 2006, at an exercise price of $1.00.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion
____________, 2003

STORAGE ALLIANCE INC.
A NEVADA CORPORATION

SHARES OF COMMON STOCK OF STORAGE ALLIANCE INC.
_________________________________

The prospectus relates to the resale by certain selling stockholders of Storage Alliance Inc. of up to 3,602,045 shares of our common stock in connection with the resale of:

- up to 588,235 shares of our common stock which were issued on May 14, 2003 in a private placement;

- up to 2,000,000 shares of our common stock which may be issued upon this registration statement being declared effective by the Securities and Exchange Commission;

- up to 350,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement;

- up to 40,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in partial payment of placement fees; and

- 623,810 shares of our common stock which were sold in a private placement on January 29, 2003 and issued on February 5, 2003.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

Our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "SGAL". On June 3, 2003, the closing bid price of our common stock was $0.67.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 10 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June ____, 2003.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS
PAGE NUMBER
PROSPECTUS SUMMARY	7
RISK FACTORS	10
RISKS RELATED TO THIS OFFERING	10
Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock	10
Trading on the OTC Bulletin Board may be sporadic because it is not a stock exchange, and stockholders may have difficulty reselling their shares	10
RISKS RELATED TO OUR BUSINESS	10
We have had negative cash flows from operations and if we are not able to obtain further financing our business operations may fail	10
A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations	11
If we issue additional shares in the future this may result in dilution to our existing stockholders.	11
We have a history of losses and fluctuating operating results which raise substantial doubt about our ability to continue as a going concern	12
Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.	12
NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock	12
If plans to phase-out the OTC Bulletin Board are implemented, we may not qualify for listing on the proposed Bulletin Board Exchange or any other marketplace, in which event investors may have difficulty buying and selling our securities	13
We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.	13
Until recently, we were dependent on one customer and if we are unable to obtain new customers and diversify our customer base, then our revenues may never increase	13
Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers	14
If we are not able to develop and increase public recognition of our LinkPort™, DataPort™, PortAge™ and ProspectOasis™ trade brands, our ability to generate revenues would be negatively affected	14
We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue	14
We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly	15
5
If our operations are disrupted by technological or other problems, then our ongoing operations could be materially and adversely impacted	15
Our current services may become obsolete and unmarketable if we are not able to respond adequately to rapidly changing technology and customer demands	16
If we are unable to protect our Internet domain name, our efforts to increase public recognition of our brand may be impaired	16
Unless we can establish significant sales of our current services, our potential revenues may be significantly reduced	16
Since our products have been recently developed, the markets may not accept our products or purchase them in sufficient numbers for us to recover the costs of developing such products	16
FORWARD-LOOKING STATEMENTS	17
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	17
THE OFFERING	17
USE OF PROCEEDS	18
SELLING STOCKHOLDERS	18
PLAN OF DISTRIBUTION	19
PRIVATE PLACEMENTS	21
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
DESCRIPTION OF COMMON STOCK	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
INTEREST OF NAMED EXPERTS AND COUNSEL	27
EXPERTS	27
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
DESCRIPTION OF PROPERTY	28
DESCRIPTION OF BUSINESS	28
REPORTS TO SECURITY HOLDERS	36
MANAGEMENT'S DISCUSSION AND ANALYSIS	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	47
DIVIDEND POLICY	47
EXECUTIVE COMPENSATION	47
COMPENSATION OF DIRECTORS	48
FINANCIAL STATEMENTS	49
WHERE YOU CAN FIND MORE INFORMATION	106

As used in this prospectus, the terms "we", "us", "our", and "Storage Alliance" mean Storage Alliance Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

Our company, Storage Alliance Inc. designs and provides data storage management, application hosting and professional services for customers in the petroleum exploration and production industry and in other data intensive industries. Our data storage and content management solutions protect and manage seismic and related petroleum prospect and production data and allow users to manipulate this data with analytical software applications and tools. Our principal executive offices are located at 725, 435 Fourth Avenue S.W., Calgary, Alberta, Canada, T2P 3A8. Our telephone number is (403) 264-2500. We maintain websites at www.storagealliance.com and www.prospectoasis.com. Information contained on our website does not form part of this prospectus.

We have one wholly-owned subsidiary, Storage Alliance (Alberta) Inc., an Alberta corporation incorporated on April 18, 2000. We acquired our subsidiary on September 19, 2002 and our subsidiary became our predecessor company.

Number of Shares Being Offered

The prospectus relates to the resale by certain selling stockholders of Storage Alliance Inc. of up to 3,602,045 shares of our common stock in connection with the resale of:

- up to 588,235 shares of our common stock which were issued on May 14, 2003 in a private placement;

- up to 2,000,000 shares of our common stock which may be issued upon this registration statement being declared effective by the Securities and Exchange Commission;

- up to 350,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement;

- up to 40,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in partial payment of placement fees; and

- 623,810 shares of our common stock which were sold in a private placement on January 29, 2003 and issued on February 5, 2003.

The selling stockholders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

Number of Shares Outstanding

There were 11,682,045 shares of our common stock issued and outstanding as at June 3, 2003.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended October 31, 2002 and 2001, the audited pre-acquisition financial statements of our subsidiary for the 261-day period ended September 18, 2002 and the year ended December 31, 2001 and the interim consolidated financial statements for the three month period ended January 31, 2003 and 2002 (together with the comparative 2002 pre-acquisition numbers for our subsidiary) including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 36 of this prospectus. We acquired our subsidiary on September 19, 2002 in a share exchange agreement. As our new subsidiary is our predecessor business by virtue of the completed acquisition, financial information prior to the acquisition date below has been provided for each of our company and our subsidiary. Effective upon the acquisition of our subsidiary, we discontinued our involvement in mineral exploration. Information pertaining to the mineral exploration business has been segregated in our financial statements as "discontinued operations". For the purposes of the information below, the pre-acquisition financial information of our subsidiary is denoted as "predecessor" while the post acquisition results of our company are denoted as "successor".

	For the year ended October 31, 2002(1)	For the year ended October 31, 2001(1)	For the 261 day period ended September 18, 2002 (acquisition date)(2)	For the year ended December 31, 2001(2)
Revenue	$53,713	$Nil	$101,166	$159,812
Net Loss for the Period	$(293,945)	$(73,618)	$(463,531)	$(747,145)
Loss Per Share - basic and diluted	$(0.02)	$(0.00)	N/A	N/A
	As at October 31, 2002(1)	As at October 31, 2001(1)	As at September 18, 2002(2)	As at December 31, 2001(2)
Working Capital (Deficiency)	$(205,222)	$26,280	$(1,320,377)	$(824,322)
Total Assets	$1,145,732	$28,880	$286,735	$101,415
Total Number of Issued Shares of Common Stock	10,000,000	15,925,000	N/A	N/A
Deficit	$(372,365)	$(78,420)	$(1,431,014)	$(967,483)
Total Stockholders' Equity	$859,536	$26,280	$(1,275,990)	$(784,893)

(1) Represents the results of operations and financial position of Storage Alliance Inc. (formerly Cascadia Capital Corporation, the successor company).

(2) Represents the results of operations and financial position of Storage Alliance (Alberta) Inc. (formerly Storage Alliance Inc., the predecessor company).

	For the quarter ended January 31, 2003(1)	For the quarter ended January 31, 2002(2)	For the quarter ended January 31, 2002(1)
Revenue	$78,969	$12,868	$0
Net Loss for the Period	$(294,244)	$(272,053)	$(2,749)
Loss Per Share - basic and diluted	$(0.03)	$0.00	$0.00
	As at January 31, 2003(1)
Working Capital (Deficiency)	$(120,290)
Total Assets	$1,149,879
Total Number of Issued Shares of Common Stock	10,000,000
Deficit	$(666,609)
Total Stockholders' Equity	$942,412

(1) Represents the results of operations and financial position of Storage Alliance Inc. (formerly Cascadia Capital Corporation, the successor company).

(2) Represents the results of operations and financial position of Storage Alliance (Alberta) Inc. (formerly Storage Alliance Inc., the predecessor company).

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 11,682,045 shares of common stock issued and outstanding as of June 3, 2003. When this registration statement is declared effective, the selling stockholders may be reselling up to 3,602,045 shares of our common stock, only 1,212,045 of which are included in the number of our issued and outstanding common shares as of June 3, 2003, shown above. As a result of such registration statement, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock.

To the extent any of the selling stockholders exercise any of their share purchase warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease due to the additional shares of common stock in the market.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Trading on the OTC Bulletin Board may be sporadic because it is not a stock exchange, and stockholders may have difficulty reselling their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling stockholders.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations and if we are not able to obtain further financing our business operations may fail.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We incurred a loss of $293,945 for the year ended October 31, 2002 and $294,244 for the three-months ended January 31, 2003. Not included in the loss for the year ended October 31, 2002 is the loss that our subsidiary incurred for the period from January 1, 2002 to September 18, 2002 (immediately preceding the acquisition date) of $463,531. As of October 31, 2002, we had a working capital deficiency of $(205,222) and as at January 31, 2003 we had a working capital deficiency of $(120,900). We do not expect positive cash flow from operations in the near term. During January and May, 2003, we received an aggregate of $1,055,000 gross proceeds from two private placement financings in which we sold shares and share purchase warrants. We will also receive gross proceeds of $400,000 within five (5) days of this registration statement being declared effective by the Securities and Exchange Commission. We have estimated that we will require between $1.0 and $1.25 million to carry out our business plan in the year ended October 31, 2003. We anticipate that the funds we have raised in the last two private placements will be sufficient to satisfy our cash requirements for the balance of the year ended October 31, 2003. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- we incur unexpected costs in completing the development of our technology or encounter any unexpected technical or other difficulties;

- we incur delays and additional expenses as a result of technology failure;

- we are unable to create a substantial market for our services; or

- we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the continued development of our technology and the marketing of our services. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, our business and future success may be adversely affected.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

If we issue additional shares in the future this may result in dilution to our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock. Our board of directors have the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

We have a history of losses and fluctuating operating results which raise substantial doubt about our ability to continue as a going concern.

Since inception through October 31, 2002, we have incurred aggregate losses of $372,365. Our loss from operations for the fiscal year ended October 31, 2002 was $293,945. Our subsidiary had incurred aggregate losses of $1,431,014 from inception through the acquisition date, including a loss for the period from January 1, 2002 to the acquisition date (September 19, 2002) of $463,531. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will purchase our services, the size of customers' purchases, the demand for our services, and the level of competition and general economic conditions. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations.

Although we anticipate that revenues will increase, we expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our services gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional services and/or products are developed and commercially released and sales of such services and/or products made so that we are operating in a profitable manner. These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors' report on the October 31, 2002 consolidated financial statements and the acquisition date financial statements of our subsidiary, which are included with this registration statement. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If plans to phase-out the OTC Bulletin Board are implemented, we may not qualify for listing on the proposed Bulletin Board Exchange or any other marketplace, in which event investors may have difficulty buying and selling our securities.

We understand that in 2004, subject to approval of the Securities and Exchange Commission, the NASDAQ Stock Market intends to phase-out the OTC Bulletin Board, and replace it with the "Bulletin Board Exchange" or "BBX". As proposed, the BBX will include an electronic trading system to allow order negotiation and automatic execution. The NASDAQ Stock Market has indicated its belief that the BBX will bring increased speed and reliability to trade execution, as well as improve the overall transparency of the marketplace. Specific criteria for listing on the BBX have not yet been finalized, and the BBX may provide for listing criteria which we do not meet. If the OTC Bulletin Board is phased-out and we do not meet the criteria established by the BBX, there may be no market on which our securities may be included. In that event, stockholders may have difficulty reselling any of the shares they own or purchase from the selling stockholders.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have a limited history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our business involves the development and marketing of our data storage and other software to the oil and gas industry. Future development and operating results will depend on many factors, including the completion of services and/or products currently in development, levels of demand for our current and future services, levels of competition, success in developing market acceptance and recognition for our services and products, whether we can develop and market new services and/or products and control costs and the general economic condition of the data storage industry. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the technology industry, which is characterized by intense competition and rapid technological change. There can be no assurance that our actual financial results will be consistent with our financial forecasts or that any positive trends will continue and if we are unable to continue to grow our revenues from operations, then we may have to scale back or even cease the ongoing operations of our business.

Until recently, we were dependent on one customer and if we are unable to obtain new customers and diversify our customer base, then our revenues may never increase.

International Datashare Corporation was our largest customer for the period ended October 31, 2002 and accounted for 100% of our total revenues. For our subsidiary, International Datashare represented 75% of the revenues generated between January 1, 2002 and September 18, 2002. As International Datashare failed to pay its invoices on a timely basis, we commenced a lawsuit in February 2003 for payment of our outstanding invoices. In April 2003, we settled this lawsuit, but International Datashare is no longer a client of our company and we will no longer generate any revenues from International Datashare. If we are unable to replace this client with another significant client or if we are unable to successfully diversify our customer base in the future, we may not be able to generate significant revenues and our continuing business, financial condition and results of operations would be negatively affected.

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

If we are unable to develop and increase public recognition of our LinkPort™, DataPort™, PortAge™ and ProspectOasis™ trade brands, our ability to generate revenues would be negatively affected.

We have a limited offering of services and substantially all of our revenues to date have been generated from the sale of our LinkPort™ service. Therefore, market acceptance of our services is critical to our future success. Factors such as performance, market positioning, the availability and price of competing services, and the introductions of new technologies will affect the market acceptance of our services.

We believe that establishing and maintaining favorable consumer perception of our branded data storage and other software is critical to attracting and expanding our petroleum exploration and production customer base. The importance of developing our brand will increase due to the growing number of data storage services available to consumers. To build our brand, we must succeed in our marketing efforts, provide high-quality services, increase the number of visitors to our websites and continue to receive high ratings from leading oil and gas industry publications. If we do not accomplish each of these goals, our reputation could be harmed, and we may not be able to attract and retain customers and our ability to generate revenues would be negatively affected.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Our current primary competitors in the data storage industry are storage hardware, software and service vendors such as EMC, Compaq, Hitachi Data Systems, Sun Microsystems, Network Appliance, Hewlett-Packard, EMC Software, Legato Systems and VERITAS Software. We estimate that there are numerous companies providing generic storage hardware or software that directly or indirectly compete with its services and is aware of numerous other start-up companies that have identified themselves as providers of storage services. There are two large service companies, Schlumberger and Halliburton, which offer end to end integrated solutions for the oil and gas industry. Their solutions appear to be relatively restrictive and limit client options for access. Both have developed and launched software focussed on prospect generation for the petroleum exploration and production industry. These companies also operate a service where petroleum companies can list for sale prospect and production oil and gas properties, similar to our ProspectOasis™ service. Two smaller companies which do not appear to have a significant presence in Canada include Upstreaminfo.com and Petris. Both offer software applications and services for the petroleum exploration and production industry.

Many of our existing and potential competitors may have one or more of the following:

- longer operating histories,

- greater name recognition,

- greater management depth and experience,

- larger customer bases,

- greater financial, technical and marketing resources, and

- a wider range of services and products.

As a result, these competitors may be able to adopt more aggressive pricing policies, respond more quickly to new technologies, industry standards and customer demands, undertake more extensive marketing campaigns, expand globally more quickly and make more attractive offers to potential employees and content providers.

The data storage industry is characterized by rapid changes in technology and customer demands. As a result, our services could quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depend to a significant degree on the proprietary technology. If any of our competitors copies or otherwise gains access to the proprietary technology or develops similar software independently, we would not be able to compete as effectively. We also consider our service marks, particularly our family of trademarks, invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology and other intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our websites or other of our technologies.

If our operations are disrupted by technological or other problems, then our ongoing operations could be materially and adversely impacted.

Our systems could be overwhelmed or could fail for any number of reasons. We receive and process the majority of our content through the Internet. Heavy usage volumes could cause significant backlogs or could cause our systems to fail. We may not be able to expand and upgrade our technology and network hardware and software to accommodate increased usage by our customers on a timely basis. Also, our systems, and those of the third parties on which we depend, may not operate properly in the event of:

- a hardware or software error, failure or crash,

- a power or telecommunications failure,

- human error, or

- a fire, flood or other natural disaster.

Our systems may be more likely to suffer problems while we implement upgrades to our network hardware and software. Additionally, our computer systems and those of the third parties on which we depend may be vulnerable to damage or interruption due to sabotage, computer viruses or other criminal activities or security breaches.

The computer servers which house the data storage and software are housed at the data center of a third party telecommunications company. If the systems of this third party slows down significantly or fail even for a short time, our customers would suffer delays in data access. These delays could damage our reputation, cause customers to close their accounts with us and cause customers to incur substantial losses. We could be subject to claims or litigation with respect to these losses. Our property and business interruption insurance may not adequately compensate us for all losses we may incur. If any of these circumstances occur, then our ongoing operations could be materially and adversely impacted.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new services or enhanced versions of existing services. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new services may not be favorably received.

If we are unable to protect our Internet domain name, our efforts to increase public recognition of our brand may be impaired.

We currently hold the Internet domain names "storagealliance.com" and "prospectoasis.com". The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we intend to conduct business. This could impair our efforts to build brand recognition and to increase traffic to our websites. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

Unless we can establish significant sales of our current services, our potential revenues may be significantly reduced.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our data storage and backup services, our web hosting services, our listing directory services and our professional consulting. We expect that these service offerings and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of this system is, therefore, critical to our future success and our ability to generate revenues. Failure to achieve broad market acceptance of this system, as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the successful introduction and market acceptance of our current service offerings, and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current service offerings or any new service offerings, applications or enhancements, and any failure to do so would significantly harm our business.

Since our products have been recently developed, the markets may not accept our products or purchase them in sufficient numbers for us to recover the costs of developing such products.

We have only recently released additional commercial versions of some of our technologies and products. Additional efforts and expenditures to enhance their capabilities are critical to commercial viability. We invest heavily in the research and development of new products and we cannot assure you that the new products we develop will be commercially viable or that a sufficient demand will develop for such products. If markets do not accept our products in sufficient numbers to offset the costs of developing and marketing such products, we would be unable to generate significant revenues and may never be able to operate profitably.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 10 to 16, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus relates to the resale by certain selling stockholders of Storage Alliance Inc. of up to 3,602,045 shares of our common stock in connection with the resale of:

- up to 588,235 shares of our common stock which were issued on May 14, 2003 in a private placement;

- up to 2,000,000 shares of our common stock which may be issued upon this registration statement being declared effective by the Securities and Exchange Commission;

- up to 350,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement;

- up to 40,000 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in partial payment of placement fees; and

- 623,810 shares of our common stock which were sold in a private placement on January 29, 2003 and issued on February 5, 2003.

The selling stockholder may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus. We will receive proceeds of $348,000 upon exercise of all of the share purchase warrants (assuming all share purchase warrants are exercised prior to expiry) and these proceeds will be used for general working capital purposes.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued, the common stock issuable to them upon the closing of the second tranche and the common stock issuable to them upon exercise of the share purchase warrants. Because the selling stockholders may offer all or only some portion of the 3,602,045 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of June 3, 2003, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder.
Name of Selling Stockholder and Position, Office or Material Relationship with Storage Alliance	Common Shares owned by the Selling Stockholder (3)	Number of Shares Issuable on the Closing of the Second Tranche Financing(3)	Number of Shares Issuable Upon Exercise of all of the Share Purchase Warrants(3)	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
					# of Shares	% of Class
Alpha Capital Aktiengesellschaft(2)(4)	588,235	2,000,000	350,000	2,938,235	Nil	0%
Troon Investments Pty. Ltd.(5)	311,905	N/A	N/A	311,905	Nil	0%
Holbrook Capital Inc.(6)	311,905	N/A	N/A	311,905	Nil	0%
J.P. Carey Securities Inc.(7)(8)	Nil	N/A	40,000	40,000	Nil	0%

(1) Assumes all of the shares of common stock offered are sold. Based on 11,682,045 common shares issued and outstanding on June 3, 2003.

(2) The number of shares of common stock listed as beneficially owned by such selling stockholder represents the number of shares of common stock currently owned and potentially issuable to such selling stockholder upon the closing of the second tranche (scheduled to close within five (5) days of this registration statement being declared effective by the Securities and Exchange Commission) or upon exercise of the share purchase warrants, as applicable. The warrants are exercisable until May 14, 2006 at an exercise price of $0.88 per share. For these purposes, any contractual or other restriction on the number of securities the selling stockholder may own at any point have been disregarded.

(3) Pursuant to the Subscription Agreement, dated May 14, 2003, between us and Alpha Capital Aktiengesellschaft, we agreed to register all of the shares of our common stock that were issued, all shares that will be issued on the closing of the second tranche (scheduled to close within five (5) days of this registration statement being declared effective by the Securities and Exchange Commission) and are issuable upon exercise of the share purchase warrants. Pursuant to Subscription Agreements, each dated January 29, 2003, between us and each of Troon Investments Pty. Ltd. and Holbrook Capital Inc., we agreed to include all shares of our common stock that were issued to them in the January 29, 2003 private placement in this registration statement.

(4) Konrad Praddafant Liechtenstein exercises dispositive and voting powers with respect to shares of common stock that Alpha Capital Aktiengesellschaft currently owns, that it will acquire on closing of the second tranche and that it will acquire upon exercise of the share purchase warrants, if exercised.

(5) Peter Hough exercises dispositive and voting powers with respect to shares of common stock that Troon Investments Pty. Ltd. currently owns.

(6) James Decker exercises dispositive and voting powers with respect to shares of common stock that Holbrook Capital Inc. currently owns.

(7) The number of shares of common stock listed as beneficially owned by such selling stockholder represents the number of shares of common stock potentially issuable upon exercise of the share purchase warrants. The warrants were issued in partial payment of a placement fee. Each warrant is exercisable until June 2, 2006 at an exercise price of $1.00 per share.

(8) J.P. Carey Securities Inc. is a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended. Joseph Canouse, the CEO of J.P. Carey Securities Inc., exercises dispositive and voting powers with respect to shares of common stock that J.P. Carey Securities Inc. will acquire upon exercise of the share purchase warrants, if exercised.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the National Association of Securities Dealers OTC Bulletin Board in the United States, in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the applicable exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) market sales (both long and short to the extent permitted under the federal securities laws);

(g) at the market to or through market makers or into an existing market for the shares;

(h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its share purchase warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PRIVATE PLACEMENTS

May 2003 Private Placement

On May 14, 2003, we sold to one accredited investor, Alpha Capital Aktiengesellschaft, an aggregate of $800,000 of our shares of our common stock and share purchase warrants to acquire an additional 350,000 shares of our common stock in a private placement relying on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

The private placement is to close in two tranches. The first tranche of $400,000 closed on May 14, 2003 and involved the issuance of 588,235 shares of our common stock and share purchase warrants to acquire an additional 350,000 shares of our common stock. The share purchase warrants have an exercise price of $0.88 and expire on May 14, 2006.

The second tranche of $400,000 is scheduled to close within five (5) days after the registration statement has been declared effective by the Securities and Exchange Commission. The number of shares to be issued in the second tranche will be equal to $400,000 divided by the lesser of:

- $0.68; and

- seventy-five percent (75%) of the average closing bid prices of our common stock for five trading days immediately preceding the date of the closing of the second tranche.

The number of shares of our common stock that may be issued on the second tranche may be reduced if the number of shares of common stock owned by Alpha Capital Aktiengesellschaft together with the number of shares of common stock to be issued on the closing of the second tranche result in Alpha Capital Aktiengesellschaft owning more than 9.99% of the outstanding shares of our common stock on the day this registration statement is declared effective by the Securities and Exchange Commission. Alpha Capital has the right to revoke this restriction if it gives us 75 days' prior notice.

The following table sets forth the number and percentage of shares that would be issued on the closing of the second tranche at the stated prices:

Issue Price Per Share on Second Tranche(1)	Number of Shares Issuable on Second Tranche	Percentage of Issued and Outstanding(2)
$0.68	588,235	4.8%
$0.60	666,667	5.4%
$0.50	800,000	6.4%
$0.40	1,000,000	7.9%
$0.30	1,333,333	10.2%
$0.20	2,000,000	14.6%
$0.10	4,000,000	25.5%

(1) Represents a range of prices at which the shares of our common stock may be issued at on the second closing.

(2) Represents the percentage of the total outstanding common stock that the shares issued in the second tranche, without regard to contractual or other restrictions on the number of shares the selling stockholder may own at one time. Based on 11,682,045 issued and outstanding shares of our common stock on June 3, 2003.

In connection with this private placement, we paid a placement fee of seven percent (7%) of the aggregate gross proceeds of the first tranche and have agreed to pay a placement fee of seven percent (7%) of the aggregate gross proceeds of the second tranche. We also paid $10,000 to the investor's attorney to reimburse the investor for its legal costs.

In the Subscription Agreement, dated May 14, 2003, we agreed to file this registration statement on or before June 14, 2003 for the purpose of registering for resale the shares issued on May 14, 2003, and those shares of our common stock that will be issued on closing of the second tranche and upon exercise of the share purchase warrants. After filing this registration statement, we are required to use our best efforts to cause this registration statement to become effective by August 13, 2003. We are required to keep this registration statement effective for a period of two (2) years from the date it is declared effective by the Securities and Exchange Commission.

In the event that:

- we fail to file this registration statement by June 14, 2003;

- we fail to have this registration statement declared effective by August 13, 2003; or

- before the end of the effectiveness period of this registration statement, this prospectus is unavailable for more than 20 consecutive days or more than 30 days per year;

(each of these is deemed to be a registration default) then we will pay liquidated damages to the investor. For the period beginning from and including the date of the registration default to but excluding the date on which the registration default is cured, these liquidated damages will accrue at a rate per month equal to 2% of the purchase price for the first tranche ($400,000) and the second tranche ($400,000), if the second tranche has closed at the time of such registration default. For example, if we do not have this registration statement declared effective by August 13, 2003, then we will pay liquidated damages of $8,000 for every 30 days that we fail to have this registration statement declared effective.

Warrants Issued to J.P. Carey Securities Inc.

On June 2, 2003, we issued to J.P. Carey Securities Inc., a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 40,000 shares of our common stock, exercisable at any time during the three year period ending on June 2, 2006 at an exercise price of $1.00 per share. We issued these warrants pursuant to Rule 506 of Regulation D under the Securities Act of 1933, in partial payment of placement fees in connection with the sale of our common stock and share purchase warrants to Alpha Capital Aktiengesellschaft. The share purchase warrants were issued to J.P. Carey pursuant to a Placement Agency Agreement that we entered into on April 16, 2003.

January 29, 2003 Private Placement

On January 29, 2003, we sold an aggregate of 623,810 shares of our common stock at $1.05 per share for aggregate proceeds of $655,000 to two non-U.S. persons in an offshore transaction relying on the exemption from the registration requirements of the Securities Act provided by Regulation S and/or Section 4(2) of the Securities Act. The shares were issued on February 5, 2003.

In the Subscription Agreements, each dated January 29, 2003, we agreed to provide each of these two investors with piggyback registration rights to include their shares on any registration statement that we file with the Securities and Exchange Commission in the future. Accordingly, we are registering for resale the 623,810 shares of our common stock that were issued in this private placement.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

On February 5, 2003, we commenced a lawsuit in the Alberta Court of Queen's Bench, Judicial District of Calgary, against International Datashare Corporation, seeking payment for services rendered to International Datashare pursuant to a LinkPort Application Hosting Services Agreement, dated May 1, 2002. We claimed $159,000 (CDN$246,455) plus interest and costs. On February 27, 2003, International Datashare filed a statement of defence and a counterclaim. On April 28, 2003, we entered into a settlement of our lawsuit against International Datashare Corporation. Under the terms of the Settlement Agreement, we will be paid $70,000 (CDN$99,000) by International Datashare, we will return computer equipment to International Datashare, and we will delete the GEOcarta software and associated log data that was hosted as part of the LinkPort Services Agreement with International Datashare.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Jeff Ascah	President, Treasurer, Secretary and Director	43	September 19, 2002
Ken Akerley	Vice-President Business Development	43	September 19, 2002
Ken MacKinnon	Chief Architect	43	September 19, 2002
Fred Moore	Director of Strategic Advisory Board	55	January 6, 2003
Robert Irwin	Executive Vice-President and Chief Operating Officer	45	January 6, 2003

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Jeff Ascah, President, Treasurer, Secretary and Director

On September 19, 2002, Mr. Ascah was appointed as a director and officer of our company, assuming the positions of president, treasurer and secretary. In April 2000, Mr. Ascah co-founded our subsidiary which we acquired, in September 2002. Mr. Ascah is the President of both our company and our subsidiary. He is responsible for building our management team, managing and building the sales and marketing teams and initiatives, mapping corporate growth and strategies, coordination of financing initiatives and management of corporate relationships including vendors, clients and analysts and industry professionals. Prior to founding Storage Alliance in April 2000, Mr. Ascah was employed at GE Capital IT Solutions from February, 1998 to September, 1998, where he was responsible for large account professional services. From 1982 to 1988, Mr. Ascah held senior marketing and business development positions, and was Vice President Customer Services, with StorageTek Canada, a company involved in the manufacturing, selling and servicing of storage hardware and networking products. In 1998 to 2000, Mr. Ascah founded Ostraca Inc., an information technology consulting company. Mr. Ascah has taken numerous professional courses in industry management, marketing and sales leadership, and employee development.

Ken Akerley, Vice-President Business Development

Mr. Akerley joined our subsidiary in July, 2000. He was appointed as our Vice-President Business Development on September 19, 2002. He is responsible for mapping future strategic directions for Storage Alliance, handling near-term business analysis, design and development of new products, development and maintenance of our business plan, competitive analysis, managing partner programs and market analysis. Mr. Akerley, brings over 16 years experience managing enterprise-class infrastructure and technology deployments in the mining and chemical manufacturing industries. From 1988 to 1999, Mr. Akerley has held numerous senior management positions and provided strategic direction for internal technology investment with Agrium Inc., a 5,000-employee company which produces and distributes fertilizers and other agricultural products. Most recently in 1999, Mr. Akerley headed up Agrium's Web-based business-to-business development projects. Mr. Akerley received his diploma in computer technology from the Southern Alberta Institute of Technology in 1983.

Ken MacKinnon, Chief Architect

Mr. MacKinnon joined our subsidiary in August, 2000. He is responsible for our internal hardware and software architectures and manages our technical operations. Prior to joining our subsidiary, Mr. MacKinnon was designing and constructing high-availability system and storage architecture solutions for enterprises such as PanCanadian Petroleum, by being contracted to such enterprises through his employer GE Capital IT Solutions. His background includes senior technical roles with GE Capital IT Solutions (1996 to 2000), DCS (1994 to 1996), and United Computer Systems (1989 to 1994). He has designed solutions in Los Angeles, London, Toronto, and throughout Western Canada.

Fred Moore, Director of Strategic Advisory Board

In 1998, Mr. Moore founded and is the President of Horison Information Strategies, an information strategies consulting firm in Boulder, Colorado, that specializes in strategy and business development for emerging information technology and storage networking companies. For 21 years ending in 1997, Mr. Moore was employed at StorageTek in various positions from a systems engineer to Corporate Vice President of Strategic Marketing, a position he held before he left StorageTek in 1997. He obtained a Bachelor's degree in mathematics in 1970 and a Master's degree in computer applications in physical geography in 1971 from the University of Missouri. He also completed the Berkeley Executive Program in 1997.

Robert Irwin, Executive VP and Chief Operating Officer

On January 6, 2003, Mr. Irwin joined our company as the Executive Vice President and Chief Operating Officer. Prior to joining our company, from September, 2002 to January, 2003, Mr. Irwin was the Vice President Strategic Alliances for Joint Solutions Group Inc., a private management consulting company. From January, 2000 to July, 2002, Mr. Irwin was employed as the President and Chief Executive Officer of Petro-Soft Systems Ltd., a private company which developed software to manage oil and gas reserves for the petroleum industry. During 1999, Mr. Irwin was the International Marketing Manager for Jiro Manufacturing Ltd., a company that manufactured compressors for gas gathering and pipeline compression systems. From 1997 to 1999, he was the International Marketing Manager for R&M Energy Systems, a company which manufactured and delivered equipment for the oil and gas drilling production and pipeline industries. In 2001, he received his Masters of Business Administration from Royal Roads University in Victoria, British Columbia.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 3, 2003, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Jeff Ascah 309 McKenzie Lake Bay Calgary, Alberta TSZ 2H3	144,812 (2)	1.2%
Ken Akerley 64 Prestwick Estate Way Calgary, Alberta T2T 4G1	8,044	*%
Ken MacKinnon 301, 2419 - 16th Street SW Calgary, Alberta T2T 4G1	48,269	*%
Fred Moore 100 Arapaho Avenue, Suite 14 Boulder, Colorado 80302	Nil	Nil%
Robert Irwin 408 Oakhill Place SW Calgary, Alberta T2V 3X6	Nil	Nil%
Alpha Capital Aktiengesellschaft Pradafant 7 9490 Furstentums Vaduz, Liechtenstein	938,235(3)	7.8%
Directors and Officers (as a group)	201,125	1.7%

* represents less than 1%.

(1) Based on 11,682,045 shares outstanding as of June 3, 2003 and, as to a specific person, shares issuable pursuant to the conversion or exercise, as the case may be, of currently exercisable or convertible debentures, share purchase warrants and stock options within 60 days.

(2) Includes 56,315 shares owned by Louise Ascah, Jeff Ascah's wife.

(3) Includes warrants to purchase an aggregate of up to 350,000 shares of our common stock at an exercise price of $0.88 per share, exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 common shares with a par value of $0.001. As at June 3, 2003 we had 11,682,045 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In January, 2003, we decided to engage new auditors as our independent accountants to audit our financial statements. Our board of directors approved the change of accountants to BDO Dunwoody LLP effective on January 15, 2003. We therefore dismissed Davidson & Company, our previous auditors, effective on that date.

During our recent fiscal years ended October 31, 2001 and 2000, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Davidson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Davidson & Company for either of the fiscal years ended October 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The report on the financial statements prepared by Davidson & Company for the years ended October 31, 2001 and 2000 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to our ability to continue as a going concern.  After the acquisition of our subsidiary, Jeff Ascah was appointed as a director and our president, and since BDO Dunwoody LLP was our subsidiary's auditors, we decided to also appoint BDO Dunwoody LLP as the auditors of the Company.

We have engaged the firm of BDO Dunwoody LLP as of January 15, 2003. In connection with the fiscal years ended October 31, 2001 and 2000 and any subsequent interim periods preceding the change in accountants, BDO Dunwoody LLP was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal years ended October 31, 2001 and 2000 and any subsequent interim periods preceding the change in accountants, BDO Dunwoody LLP did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

On September 19, 2002, we acquired our subsidiary, a company previously audited by BDO Dunwoody LLP. In connection with such transaction, which was reported in our current report on Form 8-K filed October 3, 2002 (amended on November 20, 2002), we consulted BDO Dunwoody LLP for the purpose of understanding the certain predecessor financial statement and pro forma requirements in connection with the acquisition. There were no written or oral consultations between us and BDO Dunwoody LLP regarding either the specific application of accounting principles or the type of audit opinion that might be rendered on our financial statements. We did not consult Davidson & Company on any such issues.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of Storage Alliance Inc. (formerly Cascadia Capital Corporation, the successor company) included in this registration statement have been audited by BDO Dunwoody LLP, independent chartered accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The comparative consolidated financial statements of Storage Alliance Inc. (formerly Cascadia Capital Corporation, the successor company) included in this registration statement have been audited by Davidson & Company, independent chartered accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Storage Alliance (Alberta) Inc. (the predecessor company) included in this registration statement have been audited by BDO Dunwoody LLP, independent chartered accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the predecessor company's ability to continue as a going concern) appearing elsewhere in this registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PROPERTY

Our executive and head offices are located at 725, 435 Fourth Avenue SW, Calgary, AB T2P 3A8. The offices are approximately 5,114 square feet in size and are leased on a five (5) year basis, expiring August 31, 2004, at an annual rent of approximately $42,800 (CDN$66,482). Currently, we sublease, on the same basis as our lease, approximately 1,800 square feet of the space at approximately $2,150 (CDN$3,000 per month). Our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

DESCRIPTION OF BUSINESS

Business Development During Last Three Years

We were incorporated in the state of Nevada on October 29, 1999. Since our incorporation, we were in the business of the exploration and development of mineral properties. Our mining properties consisted of a placer claim and two blocks of hardrock mineral claims administered by the British Columbia Ministry of Energy, Mines and Petroleum Resources. These claims comprised approximately 1,100 acres in size. Our properties were without known reserves. Our programs had been exploratory in nature. We had completed some exploration on both of our properties but have decided to abandon further exploration after the acquisition of our new business, Storage Alliance Inc.

Our Current Business

On August 9, 2002, we entered into an Agreement and Plan of Share Exchange with DKJ Technologies Inc., Storage Alliance Inc. and the shareholders of DKJ Technologies Inc. Under the terms of the share exchange agreement, we acquired 100% of the issued and outstanding shares of Storage Alliance Inc., a company incorporated in the Province of Alberta, Canada, from DKJ Technologies Inc. and its shareholders. In consideration for acquiring all of the shares of Storage Alliance Inc., we issued an aggregate of 2,500,000 shares of our common stock to the shareholders of DKJ Technologies Inc. and to certain creditors of Storage Alliance Inc. As a result of the share exchange transaction, Storage Alliance Inc. became our wholly-owned subsidiary as of September 19, 2002. For financial statement purposes, Storage Alliance Inc., the acquired subsidiary, is the predecessor.

We changed our name from "Cascadia Capital Corporation" to "Storage Alliance Inc." effective on November 12, 2002. We have one wholly-owned subsidiary, Storage Alliance (Alberta) Inc., which was incorporated in the Province of Alberta, Canada on April 18, 2000.

For the purposes of this registration statement, we will refer to Cascadia Capital Corporation as "Storage Alliance" and to Storage Alliance (Alberta) Inc., the acquired corporation, as "Storage Alliance (Alberta)".

Business of Storage Alliance

We design, market and deploy content and storage management solutions, application hosting and professional services for customers in the petroleum exploration and production and other data-intensive industries. Our data storage and content management solutions protect and manage seismic and related petroleum exploration and production data and deliver this data with analytical software applications and tools. These solutions enable petroleum industry customers to focus more resources on cost effectively finding and producing oil and gas, and less on information management and infrastructure, the result of which should shorten analysis and decision-making cycles. For example, in the petroleum industry, seismic data libraries are now often measured in petabytes (one million gigabytes), making it difficult for companies to store and manage such volumes of data. Certain companies recognize that designing and managing increasingly complex storage solutions is not their core competency, and is best outsourced to an independent entity while they concentrate on operating their business.

Generic data storage, content management, and business process solution providers lacking specific market expertise are typically unable to fulfil customer needs in specific industries such as the petroleum exploration and production industry because their solutions are too general and not specifically designed to satisfy the needs of the petroleum industry. Storage Alliance specializes in petroleum information technology, seismic data, and storage.

We first formulated our business concept for servicing the petroleum exploration and production industry based on the premise that most of these petroleum companies and their geoscientists are highly compelled to find new ways to free up more of their valuable geoscientists' time to spend on locating and developing hydrocarbon reservoirs (oil and gas), and to generally improve their exploration business processes. Our concept involved providing geoscientists with the right data in combination with their preferred software applications and tools, when and where they need them, so that they would not have to worry about other matters like sourcing and preparing data, dealing with different software applications on different operating systems (e.g. Windows vs. Unix), different data formats, and so on.

Our view of the problem and solution was simple. Create a "one stop shop" with: (1) all required data in one repository; (2) all the tools and services for effective storage and data management; and (3) all necessary and preferred analytical tools. And provide all of this data, storage and data management tools and analytical tools on an outsourced basis via a hosted, web-accessible infrastructure available at any time and any place.

Since 2001, we have earned substantially all of our revenues from the sale of our LinkPort™ service. Prior to then we earned consulting fee revenue.

Storage Alliance's Services

Storage Alliance has created a set of solutions and services which include:

- our Storage Experts™ professional fee-based consulting services;

- our DataPort™ Storage Utility data storage services;

- our Portage™ Backup Utility data backup and recovery services; and

- our LinkPort™ data and computer hosting services.

Storage Experts™

Since companies are experiencing significant growth in the volume of the data and information that they collect and store, their data storage requirements are increasing relatively quickly. This is especially the case in the petroleum industry where they collect large volumes of exploration and testing data. In the petroleum industry, voluminous data libraries can now be measured in petabytes, which is equivalent to one thousand terabytes one million gigabytes (approximately one billion business letters).

Our Storage Experts™ professional consulting services provide companies with complete end-to-end services in designing and implementing a data storage and management system. Our services include architectural planning and design, system assessment, system integration, transition management and project management. We can also execute an independent performance validation (benchmark test) to audit the performance of existing production storage architectures and environments and outline opportunities for modifications that would optimize performance, availability and scalability.

We can assist companies in integrating different software applications that use different data formats to reduce the time that may be spent on data management and content management. Using our professional consulting services, we can create a content management service provider model which aggregates vital data, hosts key software applications and combines data storage and management processes in a web-enabled bundle.

Our professional services typically involve an upfront fee, monthly recurring fees and potentially future royalties.

DataPort™

Our DataPort™ storage utility is a fully managed data storage utility service that provides on demand, scalable data storage capacity in a secure managed environment for medium to large businesses. Our data storage utility services were designed for companies and content vendors seeking to protect and access mission-critical data via a secure and available offsite storage infrastructure. The DataPort™ storage utility service can be combined with our PortAge™ backup and restore services to provide customers with a complete data storage, backup and recovery solution.

DataPort™ is available in minimum configurations of 100 megabytes with graduated increments at each additional 50 megabytes of data storage.

Our Storage Experts™ consulting personnel will work together with each of our customers to design a custom data storage solution based on each customer's data storage requirements. We supply, install, troubleshoot and maintain all equipment at our offsite location and coordinate the installation of telecommunication links between our data center and each customer's premises.

We also ensure that each customer's data is secure by addressing security issues at the customer's site and at our data center. For our data center, we selected Group Telecom, a Canadian telecommunications service provider with its own national fiber network, switching equipment, and co-location facilities, for our Calgary location. This is a telecommunications company grade data center using leading technology from industry veterans such as Cisco and Nortel. Physical access to the data center requires photo ID and is protected from intruders by proximity card access. Group Telecom employs best practices in data center design by implementing the following measures:

- UPS (uninterrupted power supply) and generator-backed AC and DC power;

- redundant power sources (i.e. different grids);

- redundant bandwidth access;

- redundant fire suppression systems;

- redundant air conditioning and cooling systems; and

- on site security.

These measures create a system which is highly available. We also backup data to tape libraries and as an added level of safety and security, we ensure that data is copied to a second set of tapes which is stored at a separate secure site. We also provide reports to our customers which provide confirmation of storage provisioning activity such as utilization, performance, backup start and end tapes, completion reports and trend information for capacity planning purposes.

Our DataPort™ is provided to our customers on a pay as you go basis depending on the amount of data storage required. To date, we have not generated any revenues from the sale of our DataPort™ service.

Portage™

Our Portage™ backup utility service provides customers with daily backup and recovery administration services. Customers can select incremental (partial) or full backups on a daily, weekly or monthly basis. Customers also have the flexibility of initiating recovery of data that has been previously backed up. The customer also has the option of encrypting the data to ensure that it remains secure.

Our Portage™ backup service is delivered over high-speed (10-100 megabytes per second) point-to-point connections between the customer and one of our co-location facilities. Customers have the option of using their current Internet provider or having the connection supplied through one of our current suppliers.

We work with each of our customers to design and implement a customized backup routine, which can include different environments (such as UNIX, Windows NT or NetWare platforms), various scheduling (such as incremental, full and second copy backup scheduling) and categorizing backups by software systems or database types.

The backup of customer data may be initiated automatically according to prearranged schedules or manually upon request. The backup process may be customized to include or exclude specific files or directories as well as timed for specific frequencies of occurrence.

Customers can restore data by phoning our customer service support line. Our personnel will work with each customer to restore the particular data that the customer needs to be restored.

We provide monthly reports to our customers which include backup start and end times, backup completion reports and trend information for capacity planning purposes.

To date, we have not generated any revenues from the sale of our Portage™ service.

LinkPort™

Our LinkPort™ application and data hosting services allow customers to enable access to their data, their favorite software applications and several other specialized software applications which allow them to analyze and interpret their data. LinkPort™ allows companies to deliver web-accessible software applications while avoiding the capital cost and management responsibility of the required infrastructure. Companies will utilize this service because of the cost savings and because they do not want to undertake the technical challenges and cost of creating their own infrastructure. We provide access to several leading applications for geological and geophysical analysis and interpretation. By having both the data and applications together, end users share a complete solution and are able to access their data and favorite applications from any computer that has access to the Internet. We are currently working on some enhancements to make our LinkPort application more intuitive and user-friendly.

To date, we have generated substantially all of our revenues from the sale of our LinkPort™ service.

ProspectOasis™

By the end of June, 2003, we will be launching our new online listing directory of oil and gas prospects and production properties, called ProspectOasis™. The website, www.prospectoasis.com, will allow petroleum companies to list for sale oil and gas prospects and production properties. ProspectOasis™ offers three levels of interactive service and functionality as follows:

- level one provides a listing service for oil and gas prospects and production properties. These properties are identified via a high level overview with one or more graphics depicting information such as location and cultural data;

- level two provides more detailed geological and geophysical static data allowing a potential purchaser to further identify the physical properties and economies of the property; and

- level three provides an interactive environment which allows potential purchasers to audit the property through the use of mapping and analytical software tools such as seismic data interpretation software, well log analysis software, reserves estimates software and economic analysis software.

The level three service offered by our ProspectOasis™ is unique because it provides the user with remote access over the Internet to this property data together with these analytical software tools.

As part of the listing of property on our website, users will agree to pay us a transaction fee if they sell their property as a result of listing it on our website. We will also charge a fee which will allow users to access the listing of oil and gas prospects and properties. We anticipate that the transaction fee will be in the range of 2% to 5% for property transactions initiated through our testing directory for value added services and 5% to 10% of the value of any contracts entered into as a result of our listing directory, but we have not yet finalized such fees.

Since we have not commercially released our ProspectOasis™ service, we have not generated any revenues from this service yet.

Security

We designed and implemented a scalable, secure, and isolated system architecture to ensure data integrity and safety. This process involved designing internal servers, planning and implementing network connections, and planning for integration with clients' current security infrastructure. We employ three separate networks for our administrative controls, internal applications, and for customer data transport and protection. This architecture maximizes the resilience and protection of our systems and services against unauthorized access by computer hackers and damage caused by viruses. We use the latest in firewall, data encryption, and intruder detection software, physical and logical access security methods, and environmental protection practices. We also developed a security response plan using 24 hours per day, 7 days per week monitoring and backup procedures to minimize the impact of any security breaches.

Strategic Partnerships

We have established the following partnerships to enhance the scope of our services:

- Excalibur Gemini of Calgary, Alberta: Excalibur is a leading provider of seismic data cleansing and audit services. Excalibur's core competencies include mapping, auditing, and records management of geophysical data. Excalibur chose to partner with us in response to the growing need for service companies to offer a full range of seismic data management capabilities, augmenting its own services with the broader services and capabilities available from our services; and

- Allied Seismic of Calgary, Alberta: Allied's data transcription, scanning, and copying services are critical in the transcription of data assets to a form usable by today's leading software programs. Seismic data that is on older tape technology, fiche or paper copy can be transcribed, using Allied's services, into newer tape and CD formats, after which it can be loaded for online (disk) or near-line (tape) access. We provide a low cost alternative for Allied's data storage needs and enables instant access to Allied's customers' data.

We have also established working relationships with the following companies to host and web-deliver the following line-of-business applications:

- Jason Geosystems: Exploration workbench, a tool used for advanced interpretation of two and three dimensional seismic data;

- Trango Technologies: Metadata database for indexing, archiving and retrieval of exploration and petroleum data located at Storage Alliance or third party warehouses;

- WinPics: Two and three dimensional seismic interpretation package;

- Tesseral 2D: Full wave modeling tool for seismic interpretation; and

- Accumap: A desktop mapping tool.

As the capability of our services is extended to other petroleum functions, we will seek other appropriate software tools, for example, economic analysis and engineering, that we can host and web-deliver to customers.

Significant Customers

In May, 2002, our subsidiary entered into an exclusivity commitment with International Datashare Corporation. Pursuant to this arrangement, we agreed to host International Datashare's GEOcarta desktop mapping product and its well log database. Under the terms of the agreement, we agreed not to host any products which are competitive with International Datashare's GEOcarta and International Datashare will not use any other service providers to host GEOcarta, for a period of 12 months. This exclusivity has since expired and we are hosting other related software applications like Accumap, a desktop mapping product, on behalf of our products.

International Datashare Corporation was our largest customer for the period ended October 31, 2002 and accounted for approximately 100% of our total revenues in the year ended October 31, 2002 and approximately 80% of our total revenues for the three months ended January 31, 2003. Since we did not generate any revenues for the year ended October 31, 2001, there were no significant customers. For our subsidiary, International Datashare represented 75% of the revenues generated between January 1, 2002 and September 18, 2002. For the year ended December 31, 2001, International Datashare represented 41% of the revenues generated by our subsidiary in the year. As International Datashare failed to pay its invoices, on a timely basis, on February 5, 2003, we commenced a lawsuit in the Alberta Court of Queen's Bench, Judicial District of Calgary, against International Datashare Corporation seeking payment for services rendered to International Datashare pursuant to a LinkPort Application Hosting Services Agreement, dated May 1, 2002. We claimed $159,000 (CDN$246,455) plus interest and costs. On February 27, 2003, International Datashare filed a statement of defence and a counterclaim. On April 28, 2003, we entered into a settlement of our lawsuit against International Datashare Corporation. Under the terms of the Settlement Agreement, we will be paid $70,000 (CDN$99,000) by International Datashare, we will return computer equipment to International Datashare, and we will delete the GEOcarta software and associated log data that was hosted as part of the LinkPort Services Agreement with International Datashare.

Principal Markets for and the Marketing of Our Services

We are initially focusing on the Calgary, Alberta, Canada petroleum industry, which is primarily focused on exploring and developing the oil and gas reserves in the Western Canadian Sedimentary and McKenzie Delta basins that are significant to North American energy supply. We are marketing our services directly to petroleum companies. We will also be marketing our services to companies who sell data and software applications to analyze and manipulate such data. After we have established a significant presence in Calgary, we intend to expand our market presence into Texas and Colorado by the end of 2004. We intend to assess and invest in market and product development for at least one other vertical market by the end of 2004.

We are first targeting the prospect generation function with petroleum exploration and production companies. This function possesses the greatest complexities in terms of number of data types, number of line-of-business applications, and number of different professionals involved in the process. A well-integrated content management service is of greatest value in this area, but will be extendable and valuable in the other key exploration and production functions of acquisition and divestiture, engineering and drilling, and production and reservoir recovery. We intend to extend our services to these other functions as part of our future product and market development path.

We have already established the responsiveness of major exploration and petroleum companies to our vision and services. At the same time, smaller exploration and petroleum companies, which have fewer resources to invest in non-core management activities and infrastructure-building, will be well-served by our services. The affordability of this model to smaller companies uniquely positions us relative to prospective competitors. A notable endorsement of our credibility is that a key champion of our content service provider model at our first major exploration and petroleum customer recently left that firm and upon taking on a similar role in a medium size exploration and petroleum company, he indicated his intent to establish the same capability with his new employer.

Besides directly targeting exploration and petroleum companies with our content service provider model and data hosting services, we are also offering our data and application hosting services to software vendors who may include our services as part of their service offerings. We anticipate that this channel sales approach will generate revenue from established customers of these vendors effectively building marketing and sales in which those customers may ultimately wish to access the integrated services of our content service provider model.

We currently employ sales representatives who are responsible for the marketing of our services, although all of our management is involved in the marketing of our services. We are currently marketing our products to all of the contacts that our management have in the petroleum industry.

We have recently attended three tradeshows focussed on the oil and gas industry: one in Houston, Texas, one in New Orleans, Louisiana and one in Calgary, Alberta, Canada. The CSPG/CSEG Convention was held in Calgary, Alberta on June 2 to 6, 2003 and was put on by the Canadian Society of Petroleum Geologists and the Canadian Society of Exploration Geophysicists. This convention is specifically designed for companies, petroleum engineers, petroleum geologists and exploration geophysicists in the oil and gas industry. At this tradeshow, we introduced our product and service solutions to over 300 delegates who attended the convention.

During our attendance at these three tradeshows, our management team was able to compile a contact list of several thousand companies and individuals. We will now be conducting a direct mailing campaign followed up by a direct telephone campaign to market our services and products.

Research and Development

During the year ended October 31, 2002, we spent $60,000 on research and development activities. We did not expend any monies on research and development activities for the fiscal years ended October 31, 2001. Prior to the acquisition (between January 1, 2002 and September 18, 2002), our subsidiary spent $225,000 on research and development activities compared to $285,000 in the year ended December 31, 2001. Initial development activity focused on the storage infrastructure in 2000 and on integration of energy sector analytical software in 2001. In 2002, the development focused on providing the entire suite of products in a web-enabled yet secured environment. We now intend to expand the content management capabilities of our products by adding mapping and indexing functions, to add strategic data sets and to add additional business software applications. Special emphasis will be on the proprietary interfaces, access tools, menus and transactional fee capabilities.

Employees

We currently employ nine (9) full time employees, including Jeff Ascah, our President, Ken Akerley, our Vice-President Business and Development, Robert Irwin, our Chief Operating Officer, and Ken MacKinnon, our Chief Architect. The other five employees are computer programmers and developers.

Intellectual Property

We rely on a combination of copyright, trade secret and trademark laws and software security measures, along with employee and third-party nondisclosure agreements, to protect our intellectual property rights and technology. We have registered the following trademarks in Canada and the United States: "Storage Experts", "DataPort", "PortAge" and "LinkPort". We have also registered in Canada and the United States a trademark to protect the Storage Alliance logo. We will be applying to register ProspectOasis as a trademark in Canada and the United States.

We are not aware that our services, trademarks, or other proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their patents or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. As the number of software products in the industry increases and the functionality of such products further overlap, we believe that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time-consuming and expensive to defend. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease the marketing or use of some or all of our services, any of which could have a material adverse effect on our business, operating results and financial condition.

Competition

Our current primary competitors are storage hardware, software and service vendors such as EMC, Compaq, Hitachi Data Systems, Sun Microsystems, Network Appliance, Hewlett-Packard, EMC Software, Legato Systems and VERITAS Software. NetDriven Solutions, also based in Calgary, Alberta, appears to be focussed on the data storage market for the petroleum industry. We estimate that there are numerous companies providing generic storage hardware or software that directly or indirectly compete with our services and we are aware of numerous other start-up companies that have identified themselves as providers of storage services. There are two large service companies, Schlumberger and Halliburton, which offer end to end integrated solutions for the oil and gas industry. Their solutions appear to be relatively restrictive and limit client options for access. Both have developed and launched software focussed on prospect generation for the petroleum exploration and production industry. These companies also operate a service where petroleum companies can list for sale prospect and production oil and gas properties, similar to our ProspectOasis™ service. Two smaller companies which do not appear to have a significant presence in Canada include Upstreaminfo.com and Petris. Both offer software applications and services for the petroleum exploration and production industry.

Many of our existing and potential competitors may have one or more of the following:

- longer operating histories,

- greater name recognition,

- greater management depth and experience,

- larger customer bases,

- greater financial, technical and marketing resources, and

- a wider range of services and products.

As a result, these competitors may be able to adopt more aggressive pricing policies, respond more quickly to new technologies, industry standards and customer demands, undertake more extensive marketing campaigns, expand globally more quickly and make more attractive offers to potential employees and content providers.

The data storage industry is characterized by rapid changes in technology and customer demands. As a result, our current services could quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources.

Competitive Advantages

We differentiate ourselves in a number of ways:

- Content management core competency: We have as our core competency key functions that are integral to the petroleum industry, handled by knowledge workers in the industry, but which are not the industry's core competency. We will host and ensure availability of line-of-business knowledge applications such as interpretation tools, but do not intend to build or own such applications, preferring to stay vendor-neutral.

- Holistic view of petroleum content management: Rather than focusing on just data or one type of content management application, we have taken a comprehensive, integrated view of content management and data storage. Our focus is to aggregate and integrate all the exploration data and applications required by a customer. We will selectively acquire data and applications that fulfill the vision of a one-stop-shop content and content management provider.

- Regional approach to the market: By focusing on whole basins or regions of importance to customers, we can aggregate multiple related data types, whether public domain, commercial, or proprietary, to provide a readily accessible, integrated view of all pertinent exploration data.

- Web-based, hosted solutions: Combining a unique, web-based architecture and outsourcing business model, we can provide customers an advantageous total cost of ownership and return on investment relative to the traditional Windows or Unix client-server models. We also provide remote access 24/7/365, assuring that quality data and tools are available anywhere at any time.

- Complementary "Trojan horse" services: Our application hosting, data storage utility, and professional consulting services provide an avenue to build a relationship and credibility with a customer prior to that customer adopting the value-added content management services.

REPORTS TO SECURITY HOLDERS

We are a reporting company under the Exchange Act. We file an annual report on Form 10-KSB and quarterly statements on Form 10-QSB with the Securities and Exchange Commission. We must also file other reports, such as Form 8-K, as applicable. In addition, we submit a proxy statement for our annual stockholders meeting (and, if applicable, any special meetings).

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 10 of this registration statement.

Our consolidated audited financial statements and the pre-acquisition financial statements of our subsidiary (the predecessor) are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We were incorporated in the state of Nevada on October 29, 1999. Since our incorporation, we were in the business of the exploration and development of mineral properties. Our mining properties consisted of a placer claim and two blocks of hardrock mineral claims. We had completed some exploration on both of our properties but decided to abandon further exploration after the acquisition of our new business. These operations are reflected as discontinued operations in the financial statements.

Effective September 19, 2002, we acquired 100% of the issued and outstanding shares of Storage Alliance (Alberta) Inc., a company incorporated in the Province of Alberta, Canada. Effective on November 12, 2002, we changed our name from Cascadia Capital Corporation to Storage Alliance Inc. to reflect the operations of our newly acquired business.

In our new business, we design, market and deploy content and storage management solutions and professional services for customers in the petroleum exploration and production and other data-intensive industries. Our data storage and content management solutions protect and manage seismic and related petroleum exploration and production data and delivers this data with analytical software applications and tools.

We are still in our infancy as a viable commercial entity, and consequently our focus has been on the identification of market needs, the development of products and services to meet these needs, and the branding of our company and our services. We anticipate that the expected growth in revenues will assist us in attracting additional financing to allow us to add the needed resources in order to further support the growth of our operations. Despite our expectations, there are no assurances that an increase in our revenues can be achieved, or that we will be able to attract additional financing on acceptable terms, if at all. Should we be unable to achieve the anticipated revenue growth or to attract additional financing on acceptable terms, our ongoing business and future success may be adversely affected.

General - Explanation of Comparative Periods

As we acquired Storage Alliance (Alberta) effective on September 19, 2002, our financial statements included the financial results of Storage Alliance (Alberta) from the period of September 19, 2002 to October 31, 2002. Since we have abandoned our previous mineral exploration business and are continuing only with the business of Storage Alliance (Alberta), we have also included a discussion of the results of the operations of Storage Alliance (Alberta) for its fiscal periods ended September 18, 2002 (the date of the acquisition) and December 31, 2001. The audited financial statements for Storage Alliance (Alberta) for the fiscal periods ended December 31, 2001 and 2000 were included on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2002, in connection with the acquisition of Storage Alliance (Alberta).

RESULTS OF OPERATIONS

Quarters ended January 31, 2003 and January 31, 2002 of Storage Alliance (formerly Cascadia Capital Corporation)

The discussion comparing the results of operation of our company for the three months ended January 31, 2003 to the comparative 2002 period has not been included as it is not meaningful. Fluctuations between the periods are entirely due to the acquisition of our subsidiary in September 2002 and operations of our company prior to that time are reflected as discontinued operations. The discussion set out below compares the results of operations for the three months ended January 31, 2003 to the results of operations of our subsidiary (the predecessor company) for the three months ended January 31, 2002.

Quarter ended January 31, 2003 of Storage Alliance compared to the Quarter Ended January 31, 2002 of Storage Alliance (Alberta)

The following discussion relates to the operations of Storage Alliance for the quarter ended January 31, 2003 as compared to the operations of Storage Alliance (Alberta) (the predecessor business) for the quarter ended January 31, 2002. Our net loss for the three months ended January 31, 2003 was $294,244 as compared to $272,053 for the similar period in 2002 of Storage Alliance (Alberta).

Revenues and Gross Profits

Gross revenues for the three months ended January 31, 2003 were $78,969 compared to $12,868 for the three months ended January 31, 2002. This increase of $66,101 or 513%, was a result of the commercialization of our LinkPort ™ application hosting solution and early adopter International Datashare as well as the pilot project to host Murphy Oil data. Direct costs were $7,400 leaving a gross profit of $71,569 for the quarter ended January 31, 2003 compared to direct costs of $10,632 and a gross profit of $2,236 for the quarter ended January 31, 2002. Substantially all of our revenues were generated from the sale of our LinkPort™ application hosting service.

Expenses

Total expenses were $367,434 for the quarter ended January 31, 2003 compared to $274,289 for the quarter ended January 31, 2002 an increase of $93,145 or 34%. General and administrative expenses were $364,213 for the quarter ended January 31, 2003 compared to $270,477 for the quarter ended January 31, 2002. The increase was a result of additional accounting and legal costs for regulatory filings associated with the acquisition, some post acquisition closing costs for shareholder disclosure and mailings and investment relations support as well as the additional salary of our Executive Vice-President and Chief Operating Officer. Also included in general administrative expenses is approximately $90,000 pertaining to research and development, a $9,000 increase over the similar period in 2002. A provision for doubtful accounts has been rendered in respect of the uncertainty surrounding an additional $81,833 of accounts receivable in the January 2003 quarter. This uncertainty stems from the current dispute with International Datashare Corporation (see "Part II-Item 1-Legal Proceedings for details regarding the dispute). General and administrative expenses are expected to increase in the next year from the level of expense incurred in the year due to the additional operation expenses associated with Storage Alliance (Alberta).

Depreciation expense was $3,221 for the quarter ended January 31, 2003 compared to $3,812 for the quarter ended January 31, 2002. We also earned $1,621 of interest income in the quarter ended January 31, 2003 (2002-$nil) due to proceeds received from private placements in the most recent quarter.

Year ended October 31, 2002 and October 31, 2001

The following discussion relates to the operations of Storage Alliance (formerly Cascadia Capital Corporation). Our net loss for the year ended October 31, 2002 was $293,945 as compared to $73,618 (all of which was discontinued operations in 2001) for the similar period in 2001.

Revenues and Gross Profit

Gross revenue for the year ended October 31, 2002 increased to $53,713 from $nil compared to the year ended October 31, 2001. This increase in revenue was a result of the acquisition of our new business effective September 19, 2002. All revenues were generated by our subsidiary Storage Alliance (Alberta) and its sale of its LinkPort™ application hosting service. Prior to the acquisition of Storage Alliance (Alberta), we had not generated any revenues from our previous mineral exploration business. Direct costs were $7,182 leaving a gross profit of $46,531 for the year ended October 31, 2002. Upon the acquisition of our subsidiary, expenses associated with mineral exploration activities were classified as discontinued operations. See the discussion below comparing the predecessor 2002 results to 2001 for a more meaningful discussion of operations.

Expenses

As a result of the acquisition of our subsidiary and discontinuance of our mineral exploration business in September 2002, all expenses incurred by our company prior to the acquisition of Storage Alliance (Alberta) have been reclassified as discontinued operations. Total expenses from continuing operations for the year ended October 31, 2002 (including expenses of our subsidiary for the post-acquisition period from September 19, 2002 to October 31, 2002 were $291,631. A significant portion of the expenses, $91,149, resulted from the retirement of debt of Storage Alliance (Alberta) which was settled as part of the acquisition of Storage Alliance (Alberta). This expense item resulted because the value of the debt retired was $433,851 and the value of the shares issued to retire this debt was deemed to be $525,000.

General and administrative expenses were $196,054 for the year ended October 31, 2002. The expenses consisted of administrative expenses associated with the operation of our company subsequent to the acquisition, higher insurance premiums and higher wages associated with the addition of the business operations of Storage Alliance (Alberta). We incurred legal expenses of approximately $15,000 in the last quarter of the year ended October 31, 2002 which were directly associated with the acquisition of Storage Alliance (Alberta). General and administration expenses are expected to increase in the next year from the level of expense incurred in the 2002 fiscal year due to the additional operational expense associated with Storage Alliance (Alberta).

Depreciation and amortization expense was $4,428 for the year ended October 31, 2002 due to the amortization of existing capital equipment in Storage Alliance (Alberta). Depreciation and amortization expense is expected to increase in 2003 with the continued depreciation and amortization of existing and new capital purchases for the infrastructure and operations of Storage Alliance (Alberta).

Discontinued Operations

Expenses pertaining to our mineral exploration activity totaled $48,845 during the year ended October 31, 2002 compared to $73,618 during the comparative period in 2001.

Period ended September 18, 2002 and Year Ended December 31, 2001 - Predecessor Company

The following discussion relates to the operations of Storage Alliance (Alberta) (the predecessor company) for the 261-day fiscal period from January 31, 2002 to September 18, 2002 (the date of the acquisition) and the year ended December 31, 2001. The net loss of Storage Alliance (Alberta) for the 261-day period ended September 18, 2002 was $463,531 as compared to $747,145 for the year ended December 31, 2001.

Revenues and Gross Profit

In the period ended September 18, 2002, Storage Alliance (Alberta) commercialized its LinkPortTM application hosting and web enabling solution for the oil and gas industry. The majority of early revenues came from one early adopter client International Datashare Corporation. Storage Alliance (Alberta) generated revenues in the period ended September 18, 2002 of $101,166 compared to revenues of $159,812 for the year ended December 31, 2001. Aside from the shortened fiscal period, revenues decreased over 2001 due to our shift towards the LinkPort™ application hosting from the original storage utility model. Substantially all of our revenues were generated from the sale of our LinkPort™ application hosting service. In 2001, approximately 75% of our revenues were earned from consulting services with the remaining 25% generated from the sale of our LinkPort™ application hosting service.

In the first quarter of 2003, Storage Alliance (Alberta) successfully signed Racing Resources as a client of LinkPortTM and is conducting a pilot project with a significant client Murphy Oil Company Limited.

We are expecting our client install base to increase in the future as we gain a number of reference installations. However, it is difficult to predict just how much such sales will increase, and the exact timing of the increase, if any, since we are in the early adoption stages of the solutions acceptance.

There has been a significant amount of research and development and commercialization accomplished by Storage Alliance (Alberta) prior to our acquisition of the same, allowing us to move directly into revenue generating installations.

Direct costs were $29,605 leaving a gross profit of $71,561 for the period ended September 18, 2002 compared to direct costs of $72,271 and a gross profit of $87,541 for the year ended December 31, 2002. The increase in the gross profit percentage is consistent with the concentration of revenue in 2002 in better margin hosting activities compared to higher costs associated with consulting services in 2001.

Expenses

Total expenses were $535,092 for the 261 day period ended September 18, 2002 compared to expenses of $834,686 for the year ended December 31, 2001. The primary reason for the decrease from 2001 to 2002 is the result of the shortened fiscal period. If the expenses are annualized and projected for a full year basis, we would have incurred expenses of approximately $790,000. The small decrease in expenses was due to the commercializing of our LinkPort™ application resulting in less development cost towards the end of the year.

General and administrative expenses were $521,563 for the 261 day period ended September 18, 2002 compared to expenses of $822,183 for the year ended December 31, 2001. Expenses remained relatively stable (if compared on an annualized basis as discussed in the previous paragraph) in 2002 with increases in expenses for pre-acquisition due diligence, legal and audit requirements.

General and administrative costs consisted primarily of our general corporate expenses, such as salaries and benefits, consulting fees, rent, professional fees and insurance.

Depreciation and amortization expense was $13,529 for the 261 day period ended September 18, 2002 compared to an expense of $12,503 for the year ended December 31, 2001. Depreciation and amortization expense increased due to the acquisition of some capital equipment during 2002. Depreciation and amortization expense is expected to increase in 2003 with the continued depreciation and amortization of existing and new capital purchases for the infrastructure and operations of our business.

LIQUIDITY AND CAPITAL RESOURCES

Quarter ended January 31, 2003

The following discussion relates to Storage Alliance and our predecessor, Storage Alliance (Alberta).

We have continued to finance our activities primarily through the issuance and sale of our equity securities. We have incurred recurring losses from operations in each year since inception and our current liabilities exceed our current assets. Our net loss for the quarter ended January 31, 2003 was $294,244 compared to a loss incurred by our subsidiary (the predecessor company) of $272,053 for the quarter ended January 31, 2002 and $73,618 for the year ended October 31, 2001. As of January 31, 2003, we had an accumulated deficit of $666,609 and we had a working capital deficiency of $120,290.

Our cash position at January 31, 2003 was $7,685 and at October 3l, 2002 was $nil. Our net inflow of cash of $7,685 in the three months ended January 31, 2003 primarily related to operating and financing activities. During the three months ended January 31, 2003, we used $356,360 in operating activities, primarily related to our loss for the quarter ended January 31, 2003 of $294,244. Additionally, we reduced our accounts payable and accrued liabilities by $78,729 due to receipt of cash on stock subscriptions following the quarter. Our net loss of $294,244 for the quarter ended January 31, 2003 includes non-cash charges of $3,221 for depreciation and $23,000 in respect of stock option compensation. During our subsidiary's comparative period in 2002, cash flows used in operating activities totaled $178,214 largely financed with shareholder loans during the period. The negative cash flows of our subsidiary in 2002 resulted from a loss from operations of $272,053 less the deferral of payment of certain liabilities totaling $31,371 and the collection of accounts receivable of $44,589.

Cash provided by financing activities for the three months ended January 31, 2003 was $364,045, primarily consisting of the proceeds of a private placement during the quarter. The private placement was completed in February 2003 and involved the issuance of a total of 623,810 shares at a price of $1.05 per share for a total gross cash proceed of $655,000. The net proceeds will be used for working capital purposes. To preserve cash flow, we use stock options to compensate key employees, directors and consultants. During the quarter ended January 31, 2003, we granted 1,160,000 stock options vesting over varying periods and varying amounts from 12 months (post grant) to three years (post grant). At January 31, 2003 no stock options were exercisable. Cash provided by financing activities in the comparative 2002 period totaled $186,766 consisting of $184,881 of advances from the subsidiary's former shareholder and a bank overdraft of $1,885.

Cash used in investing activities for the three months ended January 31, 2003 was $nil. Our subsidiary acquired fixed assets totaling $8,552 in the comparative period in 2002.

Year ended October 31, 2002

The following discussion relates to Storage Alliance.

We have continued to finance our activities primarily through the issuance and sale of securities. We have incurred recurring losses from operations in each year since inception and our current liabilities exceed our current assets. Our net loss for the year ended October 31, 2002 was $293,945, compared to $73,618 for the year ended October 31, 2001. As of October 31, 2002, we had an accumulated deficit of $372,365 and we had a working capital deficiency of $205,222.

Our cash position at October 31, 2002 was $nil as compared to $28,880 at October 31, 2001. This decrease was due to the net loss from our operating, financing and investing activities described below.

During the year ended October 31, 2002, we had negative cash flows from operating activities of $181,251 consisting of our net loss of $293.945 for the year ended October 31, 2002 less non-cash charges for the loss on settlement of debt of $91,149. A provision for doubtful accounts was recorded in 2002 in respect of the dispute with International Datashare Corporation in the amount of $100,000 representing uncollected sales to International Datashare Corporation in 2002 and 2001. Accounts payable were reduced by $54,016 over the comparative period in 2001.

On February 4, 2002, we issued 162,500 shares at a fair value of $25,000 to the optionor of our mineral claims. We have subsequently abandoned both of our mineral claims.

On September 19, 2002, we issued 1,000,000 shares for the acquisition of all the shares of Storage Alliance Inc. and 1,500,000 shares for the settlement of debt.

On September 19, 2002, we effected an equity private placement which involved the issuance of 470,000 shares at a price of $0.50 per share. We realized gross and net cash proceeds of $235,000 from the private placement. The net proceeds realized by us from the private placement were used for working capital, and reductions to accounts payable. The 470,000 shares were issued in March 2003.

Cash flows used in investing activities totaled $83,084 for the year ended October 31, 2002. Prior to acquisition, we advanced $194,398 to Storage Alliance (Alberta) in contemplation of the acquisition. On acquisition, $115,948 was still on hand in Storage Alliance (Alberta). Additionally, subsequent to the acquisition of Storage Alliance (Alberta) in September 2002, we spent $4,634 on the acquisition of fixed assets during the year ended October 31, 2002.

Year Ended October 31, 2001

The following discussion relates to Storage Alliance.

During the year ended October 31, 2001, we financed our mineral exploration business and our continued operations. We have incurred recurring losses from operations in each year since inception. Our net loss for the year ended October 31, 2001 was $73,618. As at October 31, 2001, we had an accumulated deficit of $78,420, our stockholders' equity was $26,280 and we had a working capital surplus of $26,280.

Our cash position at October 31, 2001 was $28,880. The increase over 2000 was due to a private placement which we effected during the year ended October 31, 2001.

Our net loss of $73,618 for the year ended October 31, 2001 was comprised primarily of $23,618 of general and administrative expenses and $50,000 for the acquisition of a mineral property.

On July 15, 2001, we effected an equity private placement which involved the issuance of 195,000 shares for cash proceeds of $30,000. These monies were used for working capital purposes.

Period Ended September 18, 2002

This discussion relates to Storage Alliance (Alberta) for the 261-day period from January 1, 2002 to September 18, 2002 (the date of acquisition).

During the period ended September 18, 2002, we financed our activities through the monies we received from the sale of our services but primarily through short term indebtedness. Our net loss for the period ended September 18, 2002 was $463,531 compared to $747,145 for the year ended December 31, 2001. As of September 18, 2002, we had an accumulated deficit of $1,431,014 compared to an accumulated deficit of $967,483 for the year ended December 31, 2001.'

Our cash position at September 18, 2002 was $115,948 as compared to $nil at December 31, 2001. The increase was due to the advances and other short term debt that we received during the period ended September 18, 2002.

Our net loss of $463,531 for the period ended September 18, 2002 included non-cash charges of $13,529 for depreciation and amortization. For the year ended December 31, 2001, our net loss of $747,145 included non-cash charges of $12,503 for depreciation and amortization. We used $340,824 of cash in operating activities during the 261 day period ended September 18, 2002 compared to $588,592 during the year ended December 31, 2001. Largely the reduced use of cash relates to the decline in our net loss for the shortened period in 2002 over 2001. In both 2002 and 2001, our accounts payable increased period over period due to a lack of operating cash flow to pay suppliers in a timely manner.

During the period ended September 18, 2002, we arranged a short term loan of $215,836 and received advances from Cascadia Capital Corporation of $175,892 and from DKJ Technologies Inc. of $116,954. For the year ended December 31, 2001, we arranged a short term bank overdraft of $32,236, a short term loan of $117,597, a convertible loan of $97,418 and received an advance of $297,620 from DKJ Technologies Inc.

As part of the acquisition of Storage Alliance (Alberta) by Cascadia Capital Corporation, we retired a total of $433,857 of debt in exchange for 1,500,000 shares of Cascadia Capital Corporation having a value of $525,000 based on the quoted market price of our shares on the date of settlement.

During the 261 day period ended September 18, 2002, Storage Alliance (Alberta) acquired fixed assets for $18,487 compared to $29,010 spent on the acquisition of fixed assets during the comparative period in 2001.

Known Trends and Uncertainties

Substantially all of our revenues to date have been generated from our largest customer, International Datashare Corporation. International Datashare accounted for 100% of our revenues for the year ended October 31, 2002, 80% of our revenues for the three months ended January 31, 2003 and 75% of our subsidiary's revenues for the period between January 1, 2002 and September 18, 2002. As International Datashare failed to pay its invoices on a timely basis, we commenced a lawsuit in February 2003 for payment of our outstanding invoices. In April 2003, we settled the lawsuit but International Datashare is no longer a client of our company. If we are unable to identify and retain other significant clients or diversify our customer base, then we may not be able to increase the amount of our revenues.

Substantially all of our revenues are generated from the sale of our LinkPort™ application hosting service. If we are unable to generate market recognition and acceptance for our other services and products, then our ability to generate revenues could be negatively affected.

Future Operations

Presently, our revenues are not sufficient to meet operating and capital expenses. We have incurred operating losses since inception, and this is likely to continue into fiscal 2003. Management projects that we may require an additional $1.0 to $1.25 million to fund our ongoing operating expenses, working capital requirements for the year ended October 31, 2003, broken down as follows:

Estimated Funding Required During the Year Ended October 31, 2003
Operating expenses
Marketing	$100,000 - $150,000
General and Administrative	$200,000 - $250,000
Engineering research and development	$200,000 - $250,000
Capital Expenditures	$300,000 - $350,000
Working capital	$200,000 - $250,000
Total	$1,000,000 - $1,250,000

These estimates do not include any potential capital requirements that may be needed should we identify any products or business acquisitions that may add value to our current product and service offerings.

As at October 31, 2002, we had a working capital deficiency of $205,222. In January, 2003, we effected an equity private placement of $655,000 and on May 14, 2003 we effected an equity private placement of $800,000, $400,000 of which was advanced to us on May 14, 2003. The second tranche of $400,000 will be advanced to us within five (5) days of this registration statement being declared effective by the Securities and Exchange Commission. These funds will enable us to address current payables, continue with the support of existing clients and sales and marketing activity connected with the continued rollout of LinkPort™ application hosting and the launch of our ProspectOasis™ online listing directory. We anticipate that these funds will be sufficient to satisfy our cash requirements for the year ended October 31, 2003. If we require any additional monies during fiscal 2003, we plan to raise any such additional capital primarily through the private placement of our securities.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for the year ended October 31, 2002 and the financial statements of our subsidiary for the 261-day period ended September 18, 2002, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our current service offerings and any new service offerings that we may introduce, the continuing successful development of our service offerings and related technologies, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. The impact of following SFAS 142 may result in a future write-down of goodwill and the impact on the financial position and results of operations may be material. To January 31, 2002, no write-downs of goodwill were recorded in our financial statements.

In August 2001, the Financial Accounting Standards Board finalized FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. FAS 144 addresses accounting and reporting for the impairment or disposal of long-lived assets, including the disposal of a segment of business. FAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. There is no impact of adoption of SFAS 144 on our consolidated financial statements.

In June 2002, FASB finalized FAS 146, Accounting for Costs Associated with Exit or Disposal Activities. FAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. A fundamental conclusion reached by the Board in this Statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Therefore, this Statement eliminates the definition and requirements for recognition of exit costs in Issue 94-3. This Statement also establishes that fair value is the objective for initial measurement of the liability. The adoption of this statement is not expected to have a material impact on the Company's financial position and results of operations. FAS 146 is effective for exit and disposal activities initiated after December 31, 2002.

In December 2002, the Financial Accounting Standards Board Issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123", ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002. The Company will continue to use the intrinsic model method.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which addresses the accounting for and disclosure of guarantees. FASB Interpretation No. 45 requires a guarantor to recognize a liability for the fair value of a guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee. The disclosure requirements are effective for interim and annual financial statements ending after December 15, 2002. The initial recognition and measurement provisions are effective for all guarantees within the scope of FASB Interpretation No. 45 issued or modified after December 31, 2002.

FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FASB Interpretation No. 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities created prior to January 31, 2003, the provisions of FASB Interpretation No. 46 are applicable no later than July 1, 2003.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our consolidated financial statements and accompanying notes and those of our predecessor are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

These consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the consolidated financial statements.

Revenue Recognition and Provision for Doubtful Accounts

Revenue from hosting, including non-refundable fees received up front, is recognized as the service is provided. Revenue from consulting fees are recognized as the services are provided. A provision for doubtful debts has previously been recorded equal to the full amount of the International Datashare Corporation receivable balance in dispute due to concerns over full collection given the litigation. The recovery on settlement will be recognized when the proceeds are received. Other receivables are reviewed for collectibility on an account by account basis with any provision set up based on considerations including economic indicators. The lawsuit was settled subsequent to January 31, 2003.

Write-down of Goodwill

Goodwill represents acquisition costs in excess of the fair value of net tangible assets of Storage Alliance (Alberta) purchased. We follow SFAS No. 142, "Goodwill and Other Intangible Assets". As a result of the adoption of SFAS 142, we evaluate goodwill annually for impairment, or earlier if potential indicators of impairment exist. The determination of whether or not goodwill has become impaired involved a significant level of judgment in the assumptions underlying the approach used to determine the value of the reporting units. Changes in our strategy and/or market conditions could significantly impact these judgments and require adjustments to recorded amounts of intangible assets. We evaluate the fair values of our reporting units using a discounted cash flow approach that uses forward looking information regarding market share, revenues and costs for each reporting unit and appropriate discount rates. As a result, changes in these assumptions or discount rates could materially change the outcome of each reporting unit's fair value determination in future periods, requiring a permanent write-down of goodwill.

Research and Development

Research costs are expensed as incurred.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Storage Alliance (Alberta) paid Ed Kokts-Porietis, a former officer and shareholder of our company, $36,726 (CDN$56,680) for consulting services during the year ended December 31, 2001 and Todd Chukry, a shareholder of our company, $12,734 (CDN$20,000) for consulting services during the period ended September 19, 2002.

Pursuant to an option agreement dated October 21, 2000, we acquired an option to acquire a mineral option claim called the Thibert Creek Properties from Gerry Diakow in an arm's length transaction in consideration of issuing 325,000 common shares of our common stock at a deemed price of $0.15 per share to Mr. Diakow. Following the execution of this agreement, Mr. Diakow was appointed as our Vice-President Exploration and Acquisitions.

In order to keep the option in good standing, we were required to make certain payments in cash and shares of our common stock to Mr. Diakow. On February 4, 2002, we issued 162,500 common shares of our common stock valued at $25,000 which was the value that had been agreed upon when we acquired the option on the Thibert Creek Properties in an arm's length negotiation. We abandoned the option prior to having to make any payments of cash or any further payments of shares of our common stock to Mr. Diakow.

The promoters of our company are our directors and officers.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In the United States, our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "SGAL." The following quotations obtained from Canada Stockwatch reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:
Quarter Ended(1)	High	Low
April 30, 2003	$1.97	$0.66
January 31, 2003 (2)	$1.45	$0.50
October 31, 2002	$0.40	$0.15
July 31, 2002	$0.35	$0.15
April 30, 2002	$0.15	$0.08

(1) Our common shares were approved for quotation on the OTC Bulletin Board on February 15, 2002.

(2) On November 25, 2002, our trading symbol changed to "SGAL" to reflect the change in our corporate name.

Our common shares are issued in registered form. The Nevada Agency and Trust Company, 50 West Liberty Street, Ste. 880, Reno, Nevada 89501 (Telephone: (775) 322-0626; Facsimile: (775) 322-5623) is the registrar and transfer agent for our common shares.

On June 3, 2003, the shareholders' list of our common shares showed 66 registered shareholders and 11,682,045 shares outstanding.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $60,000 during the fiscal years ended October 31, 2002, 2001 and 2000. The following table shows the compensation received by our President (chief executive officer) for the years ended October 31, 2002, 2001 and 2000.
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Jeff Ascah President, CEO, Secretary and Treasurer(2)	2002 2001 2000	$4,948 (2) $Nil $Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Keith Ebert, President(3)	2002 2001 2000	$Nil $Nil $Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1) The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Jeff Ascah became our President, Secretary and Treasurer on September 19, 2002. Our company paid Mr. Ascah $4,948 for the period between September 19, 2002 and October 31, 2002. Our subsidiary paid Mr. Ascah $30,032 for the 261-day period between January 1, 2002 and September 18, 2002, $42,000 for the year ended December 31, 2001 and $34,820 for the period from April 18, 2000 (inception) to December 31, 2000.

(3) Mr. Ebert was appointed as President of our company on October 30, 1999 and resigned effective September 19, 2002.

Stock Options and Stock Appreciation Rights

During the year ended October 31, 2002, we did not grant any stock options or stock appreciation rights to any of our directors or officers. There were no stock options exercised during the year ended October 31, 2002 and there were no stock options or stock appreciation rights outstanding on October 31, 2002.

Subsequent to the year ended October 31, 2002, we granted 705,000 options to one director and three senior officers (375,000 to Jeff Ascah, 120,000 to Ken MacKinnon, 120,000 to Ken Akerley and 90,000 to Ed Kokts-Porietis). The options are exercisable at $0.40 per share and vest as to 1/3 on September 20, 2003, 1/3 on September 20, 2004 and 1/3 on September 20, 2005. The options expire on September 20, 2006.

On January 6, 2003, we granted 50,000 options to Fred Moore, a member of our advisory board. The options are exercisable at $0.50 per share, vest on January 6, 2004 and expire on January 6, 2006.

On January 6, 2003, we granted 405,000 options to Robert Irwin. The options are exercisable at $0.50 for the first 135,000 options exercised, $1.00 for the next 135,000 options exercised and $1.50 for the final 135,000 options exercised. The options vest as to 135,000 on January 6, 2004, 135,000 on January 6, 2005 and 135,000 on January 6, 2006. The options expire on January 6, 2007.

COMPENSATION OF DIRECTORS

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

There are no management agreements with our directors or executive officers, but we anticipate that written agreements will be put in place by the end of February, 2003. Our subsidiary does, however, employ Jeff Ascah based on an oral contract at an annual salary of $42,000 (CDN$65,000). Our subsidiary has a written agreement with Ken Akerley, dated January 6, 2003, whereby he receives an annual salary of $42,000 (CDN$65,000) and a written agreement with Robert Irwin, dated December 30, 2002, whereby he receives an annual salary of $62,000 (CDN$96,000). Pursuant to a written agreement, dated January 6, 2003, we have agreed to reimburse Fred Moore for all reasonable travel and living expenses in connection with any services he provides to our company.

Until March, 2003, our subsidiary also employed Ed Kokts-Porietis based on an oral contract at an annual salary of $42,000 (CDN$65,000). In March, 2003, we terminated Mr. Kokts-Porietis without cause and agreed to continue his salary and benefits for ten (10) weeks plus a severance payment of $1,750 (CDN$2,710), which is equal to two (2) weeks of his annual salary.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to Storage Alliance Inc. (formerly Cascadia Capital Corporation) (the successor company) and Storage Alliance (Alberta) Inc. (the predecessor company) are filed as part of this registration statement:

Audited Financial Statements

(a) Storage Alliance Inc. (formerly Cascadia Capital Corporation)

Auditor's Report of BDO Dunwoody LLP, dated February 11, 2003.

Auditor's Report of Davidson & Company, dated January 15, 2002.

Comments by Auditors For US Readers on Canada - US Reporting Differences of BDO Dunwoody LLP, dated February 11, 2003.

Consolidated Balance Sheets as at October 31, 2002 and 2001.

Consolidated Statements of Operations for the years ended October 31, 2002 and 2001.

Consolidated Statements of Cash Flows for the years ended October 31, 2002 and 2001.

Consolidated Statements of Comprehensive Loss for the years ended October 31, 2002 and 2001.

Consolidated Statement of Stockholders' Equity for the years ended October 31, 2002 and 2001.

Notes to the Consolidated Financial Statements.

(b) Storage Alliance (Alberta) Inc.

Auditor's Report of BDO Dunwoody LLP, dated February 13, 2003.

Comments by Auditors For US Readers on Canada - US Reporting Differences of BDO Dunwoody LLP, dated February 13, 2003.

Balance Sheets as at September 18, 2002 (acquisition date by Cascadia Capital Corporation) and as at December 31, 2001.

Statements of Operations for the 261 day period ended September 18, 2002 (acquisition date by Cascadia Capital Corporation) and for the year ended December 31, 2001.

Statements of Cash Flows for the 261 day period ended September 18, 2002 (acquisition date by Cascadia Capital Corporation) and for the year ended December 31, 2001.

Statements of Comprehensive Loss for the 261 day period ended September 18, 2002 (acquisition date by Cascadia Capital Corporation) and for the year ended December 31, 2001.

Statement of Stockholders' Deficiency for the 261 day period ended September 18, 2002 (acquisition date by Cascadia Capital Corporation) and for the year ended December 31, 2001.

Notes to the Financial Statements.

(c) Unaudited Consolidated Interim Financial Statements of Storage Alliance Inc. (formerly Cascadia Capital Corporation)

Consolidated Balance Sheets as at January 31, 2003 and October 31, 2002 (audited).

Consolidated Statements of Operations for the three-month periods ended January 31, 2003 and 2002, including the three-month period ended January 31, 2002 of Storage Alliance (Alberta) Inc. (the predecessor company).

Consolidated Statements of Cash Flows for the three-month periods ended January 31, 2003 and 2002, including the three-month period ended January 31, 2002 of Storage Alliance (Alberta) Inc. (the predecessor company).

Consolidated Statements of Comprehensive Loss for the three-month periods ended January 31, 2003 and 2002, including the three-month period ended January 31, 2002 of Storage Alliance (Alberta) Inc. (the predecessor company).

Consolidated Statement of Stockholders' Equity for the three-month period ended January 31, 2003.

(d) Unaudited Pro Forma Consolidated Financial Information

Pro Forma Consolidated Statement of Operations for the year ended October 31, 2002.

As at October 31	2002	2001

Assets

Current
Cash	$-	$28,880
Accounts receivable (net of allowance of $100,000)	16,139	-
Investment tax credit receivable	57,780	-
Prepaid expense	7,055	-

	80,974	28,880

Goodwill (Note 3)	1,020,165	-

Capital assets (Note 4)	44,593	-

	$1,145,732	$28,880

Liabilities and Stockholders' Equity

Current
Bank indebtedness (Note 5)	$455	$-
Accounts payable	285,741	2,600

	286,196	2,600

Shareholders' equity
Capital stock 100,000,000 common share authorized, par value of US$0.0001 10,000,000 (2001 - 15,925,000) common share issued	1,000	1,593
Paid in capital	1,003,650	103,107
Shares to be issued	235,050	-
Cumulative translation adjustment	(7,799)	-

Deficit	(372,365)	(78,420)

	859,536	26,280

	$1,145,732	$28,880

Approved on behalf of the Board:

/s/ Jeff Ascah Director

The notes are an integral part of these consolidated financial statements

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Consolidated Statements of Operations
(United States Dollars)
For the year ended October 31	2002 (1)	2001

Revenues
Application hosting	$ 53,713	$-

Less: direct costs	7,182	-

Gross profit	46,531	-

Expenses
Amortization	4,428	-
General and administrative expenses	196,054	-
Loss on retirement of debt (Note 3)	91,149	-

	291,631	-

Loss for the year before discontinued operations	(245,100)	-

Loss from discontinued operations (Note 6)	(48,845)	(73,618)

Net loss for the year	$ (293,945)	$(73,618)

Net loss per share - continuing operations	$(0.02)	$(0.00)
Net loss per share - discontinued operations	$(0.00)	$(0.00)
Net loss per share	$(0.02)	$(0.00)

Weighted average number of shares outstanding	15,401,814	15,759,205

(1) This includes the operations of Storage Alliance, acquired subsidiary, from September 19, 2002 to October 31, 2002.

The notes are an integral part of these consolidated financial statements

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Consolidated Statements of Cash Flows
(United States Dollars)
For the year ended October 31	2002	2001

Cash flows from operating activities
Net loss for the year	$(293,945)	$(73,618)
Adjustments for:
Common shares issued for mineral claims option	25,000	50,000
Loss on retirement of debt	91,149	-
Allowance on doubtful account	100,000	-
Amortization	4,428	-

	(73,368)	(23,618)
Changes in non-cash accounts, net of the acquired business
Accounts receivable	(53,867)	-
Accounts payable	(54,016)	100

	(181,251)	(23,518)

Cash flows from financing activities
Bank indebtedness	455	-
Issue of share capital, net of issue costs	235,000	30,000

	235,455	30,000

Cash flows from investing activities
Cash purchased on acquisition	115,948	-
Cash advances prior to acquisition	(194,398)
Acquisition of capital assets	(4,634)	-

	(83,084)	-

Increase (decrease) in cash	(28,880)	6,482

Cash, beginning of year	28,880	22,398

Cash, end of year	$-	$28,880

The notes are an integral part of these consolidated financial statements

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Consolidated Statements of Comprehensive Loss
(United States Dollars)
For the years ended October 31	2002	2001

Net loss for the year	$ (293,945)	$(73,618)

Other comprehensive income (loss)
Cumulative translation adjustment	(7,799)	-

Comprehensive loss	$ (301,744)	$(73,618)

The notes are an integral part of these consolidated financial statements

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Consolidated Statements of Stockholders' Equity
(United States Dollars)
	No. of shares	$ Amount	Capital stock in excess of par value	Currency transl. adjust.	Deficit	Total

Balance, October 31, 2000	15,405,000	$ 1,541	$ 23,159	$-	$(4,802)	$19,898

Common shares issued for mineral claims (Note 6 (b))	325,000	32	49,968	-	-	50,000
Common shares issued for cash	195,000	20	29,980	-	-	30,000
Net loss for the year ended October 31, 2001	-	-	-	-	(73,618)	(73,618)

Balance, October 31, 2001	15,925,000	1,593	103,107	-	(78,420)	26,280

Common shares issued for mineral claims option (Note 6 (b))	162,500	16	24,984	-	-	25,000

Cancellation pursuant to acquisition (1)	(8,587,500)	(859)	859	-	-	-

Issued for acquisition of Storage Alliance	1,000,000	100	349,900	-	-	350,000

Issued on settlement of debt	1,500,000	150	524,850	-	-	525,000

To be issued for private placement, presented on the Balance Sheet as Shares to be Issued	470,000	50	234,950	-	-	235,000

Currency translation adjustment	-	-	-	$(7,799)	-	(7,799)

Net loss for the year ended October 31, 2002	-	-	-	-	(293,945)	(293,945)

Balance, October 31, 2002	10,470,000	$1,050	$1,238,650	$(7,799)	$(372,365)	$ 859,536

(1) Pursuant to the acquisition, certain shareholders of the Company have cancelled 8,587,500 of their common shares.

The notes are an integral part of these consolidated financial statements

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

1. Organization and Nature of Operations

Storage Alliance Inc. ("the Company") (formerly Cascadia Capital Corporation) was incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful business or activity for which operations may be organized under the laws of the state of Nevada. The Company was in the business of exploration and development of mineral properties with minimal operations. During the 2002 year the company has abandoned all its mineral properties and as a result of the acquisition ceased to be an exploration stage company. For financial statement purposes Storage Alliance Inc. (the acquired subsidiary) is the predecessor.

On September 19, 2002, the Company acquired Storage Alliance Inc. through the issuance of 1,000,000 common shares. The Company changed its name and now operates under the name of Storage Alliance Inc. It was incorporated as a provider of availability infrastructure and infrastructure and storage management services to the business marketplace. Currently, all of the Company's customers are located in Canada.

The consolidated financial statements have been prepared using United States generally accepted accounting principles that are applicable to a going concern. Ultimate recovery of the Company's assets is dependent on the Company, after an expected period of initial losses, achieving and maintaining profitability which is dependant on market conditions, successful rollout of the Company's business plan and the ability to obtain adequate financing to meet capital and operational requirements. Management's plan to continue as a going concern include the current pilot hosting of Murphy Oil Company Limited digital seismic information, the recent addition of Racing Resources as a hosting client and its strategic alliance with Allied Seismic. Pending enhancements to the LinkPortTM solution are designed to create broader market acceptance and increased client installations and user license count. Revenues from early adopter International Datashare Corporation are likely to decline significantly or stop from the current $35,000 per month, however the Company anticipates increased revenues from clients noted above to offset this in the near term. The Company also has finalized a private placement financing of approximately $655,000 that closed in January. Management can not provide any assurances that the Company will be successful in any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company incurred an operating loss of $293,945 for the year ended October 31, 2002 (2001 - $73,618). It is management's opinion that the Company will continue as a going concern. The Company's continuation as a going concern cannot be predicted at this time and is dependent upon achieving profitable operations and additional financing.

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

2. Summary of Significant Accounting Policies

These consolidated financial statements have been prepared by management in accordance with United States generally accepted accounting principles. The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. The consolidated financial statements have, in management's opinion, been properly prepared using careful judgement with reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

(a) Consolidation

The consolidated financial statements include the accounts of Storage Alliance Inc. (formerly Cascadia Capital Corporation), and its wholly owned subsidiary, Storage Alliance Inc., from its effective date of acquisition of September 19, 2002 (Note 3). All significant inter-company accounts and transactions have been eliminated.

(b) Capital assets

Capital assets are recorded at cost. Amortization is provided at rates calculated to write off the assets over their estimated useful lives as follows:

Office furniture and equipment	20%	Declining
Computer software	100%	Straight line
Leasehold improvements	shorter of estimated life or lease term

(c) Foreign exchange

The financial position and results of operations of the Company's foreign subsidiary are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each period end. Statement of operation accounts is translated at the average rate of exchange prevailing during the period. Translation gains or losses are included in the cumulative translation adjustment and other comprehensive income in the consolidated statements. The functional currency is Canadian dollars.

(d) Investment tax credits

Investment tax credits related to current expenditures are included in the determination of net loss for the current year in the amount of $nil (2001 - $nil). These claims are subject to audit by the science advisors of Canada Customs and Revenue Agency. Any revisions resulting from such audits are to be charged back to the related cost on a prospective basis.

(e) Financial instruments

The Company carries a number of financial instruments. Unless otherwise indicated, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

2. Summary of Significant Accounting Policies - continued

(f) Provision for taxes

The provision (benefit) for income taxes is computed on the pretax income (loss) based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates.

(g) Loss per share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the consolidated financial statements. Common stock equivalents, consisting of stock warrants and options, have not been included in the calculation as no options or warrants were issued or outstanding for the period presented.

(h) Revenue recognition

Revenue from hosting, including non-refundable fees received up front, is recognized as the service is provided. Revenue from consulting services is recognized as the services are provided. All revenue recognized in these financial statements was earned from hosting services.

(i) Long-lived assets

Long-lived assets, such as capital assets, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been recorded to date.

(j) Resource properties

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value.

(k) Comprehensive loss

Comprehensive loss includes all changes in equity except those resulting from investments by owners and distributions to owners. The Company's only items of comprehensive loss are cumulative translation adjustments.

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

2. Summary of Significant Accounting Policies - continued

(l) Stock-based Compensation

The Company applies Accounting Principles ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for the stock option plan. Under APB Opinion 25, compensation cost would be recognized for stock options granted to employees and directors for their services as directors if the option price is less than the market price of the underlying common stock on the date of the grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro-forma information regarding net income as if the compensation costs for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro-forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

(m) Research and development

Research and development costs are expensed as incurred. During the year, an estimated $60,000 (2001 - $nil) has been incurred on research and development.

(n) Software development costs

SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use was issued in March 1998. SOP 98-1 requires all costs related to the development of internal use software other than those incurring during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. To date, no costs have met the criteria for capitalization.

(o) Direct costs

Direct costs include LAN extensions and co-location costs.

(p) New accounting pronouncements

In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

2. Summary of Significant Accounting Policies - continued

SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. The impact of the adoption may result in a write-down of goodwill and the impact on the financial position and results of operations may be material.

In August 2001, the Financial Accounting Standards Board finalized FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. FAS 144 addresses accounting and reporting for the impairment or disposal of long-lived assets, including the disposal of a segment of business. FAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. There is no impact of adoption of SFAS 144 on the Company.

In June 2002, FASB finalized FAS 146, Accounting for Costs Associated with Exit or Disposal Activities. FAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. A fundamental conclusion reached by the Board in this Statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Therefore, this Statement eliminates the definition and requirements for recognition of exit costs in Issue 94-3. This Statement also establishes that fair value is the objective for initial measurement of the liability. The adoption of this statement is not expected to have a material impact on the Company's financial position and results of operations. FAS 146 is effective for exit and disposal activities initiated after December 31, 2002.

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

2. Summary of Significant Accounting Policies - continued

In December 2002, the Financial Accounting Standards Board Issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123", ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002. The Company will continue to use the intrinsic model method.

3. Business Combination

Cascadia has effected the purchase of all the shares of Storage Alliance via the issuance of 1,000,000 shares of Cascadia to DKJ Technologies Inc. at a value of $0.35/share which represents quoted market prices at the date the transaction was publicly announced. In conjunction with this acquisition, Cascadia assumed the Storage Alliance loans, except for the loan to parent of $606,000 which was forgiven prior to the acquisition.

The acquisition of Storage Alliance has been accounted for by the purchase method, with Cascadia being the acquirer, based on the fair values of the assets or liabilities acquired, as follows:

	Book Value	Fair Value	Discrepancy
Current assets	$242,348	$242,348	$-
Current liabilities (excluding $605,825 due to the Company for pre-acquisition advances)	(956,900)	(956,900)	-

Negative working capital	(714,552)	(714,552)	-
Property, plant and equipment	44,387	44,387	-
Goodwill	-	1,020,165	1,020,165

Net assets acquired	$(670,165)	$350,000	$1,020,165

Purchase price being the value attributed to the shares acquired, plus transaction costs	$350,000	$350,000

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

3. Business Combination

The purchase price discrepancy has been allocated as follows:

Goodwill	$1,020,165

The goodwill resulting from this acquisition has no tax consequences. The amount is not deductible for tax purposes.

During the acquisition Cascadia issued 1,500,000 common shares to retire the debt of Storage Alliance Inc., the resulting effect was a loss on retirement of debt as follows:

Value of debt retired	Fair Value	$433,851
Value of the shares exchanged		(525,000)

Loss on retirement of debt		$(91,149)

This acquisition was affected as the Company believes that the potential in Storage Alliance's technology is vast and as such, paid a premium on the purchase of such.

These consolidated financial statements include the operating results of Storage Alliance Inc. from the date of acquisition. Proforma results had the acquisition occurred at November 1, 2001 and 2000 would approximate as follows:

	2002	2001

Revenues	$167,748	$158,680

Loss from continuing operations	(773,782)	(971,429)

Loss from discontinued operations	(48,845)	(73,618)

Net loss for the year	$ (822,627)	$ (1,045,047)

Net loss per share - continuing operations	$(0.08)	$(0.10)
Net loss per share - discontinued operations	$(0.00)	$(0.01)
Net loss per share	$(0.08)	$(0.11)

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

4. Capital Assets

	2002	2001

Office furniture and equipment	$42,405	$-
Computer software	6,469	-
Leasehold improvements	147	-

	49,021	-
Less accumulated amortization	(4,428)	-

	$44,593	$-

5. Bank Indebtedness

The bank indebtedness consists of bank overdraft that is due on demand and bears interest at the bank's prime rate plus 6%, calculated and payable monthly. It is secured by a general agreement covering all assets.

6. Mineral Claims

Thibert Creek

Under an agreement dated October 21, 2000 and subsequently amended on July 18, 2001, the Company entered into an option agreement to acquire a 100% undivided interest in certain mining claims known as the Thibert Creek Mining properties located in the Liard Mining Division of British Columbia. As the claims do not contain any known reserves, the acquisition costs will be expensed as incurred. To exercise its option, the Company must:

a) Pay the optionor the sum of $25,000 on or before December 31, 2002.

b) Issue to the optionor a total of 3,412,500 common shares of the Company as follows:

i) 325,000 shares at a deemed price of $0.15385 (issued);

ii) 162,500 shares at a deemed price of $0.15385 on December 31, 2001(issued);

iii) 650,000 shares upon the completion of a first phase of a work program on the property;

iv) 650,000 shares upon the completion of a second phase of a work program on the property; and

v) 1,625,000 shares upon the completion of a third phase of a work program on the property.

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

6. Mineral Claims - continued

c) Incur exploration expenditures of $100,000 on the property as follows:

ii) $10,000 on or before September 1, 2001 ($4,000 spent);

iii) a further $40,000 on or before June 1, 2002; and

iv) a further $50,000 on or before December 31, 2002.

Upon commencement of production, the Company is subject to a 3% net smelter returns royalty.

As of the year-end this mineral claim has been abandoned.

New Westminster

On October 1, 2001, the Company entered into an option agreement to acquire a 100% undivided interest in certain mining claims known as the Keefers Mining properties located in the New Westminster Division of British Columbia. As the claims do not contain any known reserves, the acquisition costs will be expensed as incurred. To exercise its option, the Company must:

a) Pay the optionor the sum of $10,000 as follows:

i) $2,500 upon execution of the agreement (paid); and

ii) an additional $7,500 on or before December 21, 2002.

b) Issue to the optionor a total of 1,625,000 common shares of the Company as follows:

i) 325,000 shares upon the completion of a first phase of a work program on the property;

ii) 325,000 shares upon the completion of a second phase of a work program on the property; and

iii) 975,000 shares upon the completion of a third phase of a work program on the property.

c) Incur exploration expenditures of $50,000 on the property as follows:

i) $10,000 on or before July 31, 2002;

ii) a further $20,000 on or before December 31, 2002; and

iii) a further $20,000 on or before July 31, 2003.

Upon commencement of production, the Company is subject to a 3% net smelter returns royalty.

As of the year-end this mineral claim has been abandoned.

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

7. Capital Stock

(a) On November 14, 2000, the Company issued 325,000 common shares under Regulation S of the Securities Act of 1933 at a fair value of $50,000 to the optionor of the mineral claims.

(b) On July 15, 2001, the Company issued 195,000 common shares for cash proceeds in the amount of $30,000.

(c) On February 4, 2002, the Company issued 162,500 common shares under Regulation S of the Securities Act of 1933 at a fair value of $25,000 to the optionor of the mineral claims.

(d) On February 18, 2002, the Company forward split its stock on a 3.25:1 basis. Accordingly all references to number of common shares and per share data in accompanying financial statements have been adjusted to reflect the stock split on a retroactive basis.

(e) On September 19, 2002, the Company issued 1,000,000 shares for the acquisition of Storage Alliance Inc., and 1,500,000 shares for the settlement of debt, other than accounts payable (Note 3).

(f) On September 19, 2002, the company had a private placement of 470,000 shares for $235,000. As at year end, the shares have not been issued from treasury.

(g) Options and warrants

No options or warrants have been issued during the period and as such, no compensation expense has been recorded. Subsequent to year end 705,000 options have been issued to employees of the Company at exercisable into shares of the Company at $0.40 per share. These options vest 1/3 per year commencing one year from the date of grant and expire on September 20, 2006.

(h) Stock options plan

The Company has a stock option plan. Options granted will vest 1/3 from the date of grant and will expire at various times to be determined by the board.

8. Income Taxes

	2002	2001

Statutory tax rate	34%	34%

Income taxes at the statutory rate	$ (100,000)	$(25,000)
Income from a foreign jurisdiction	(3,400)	-
Change in valuation allowance	103,400	25,000

	$-	$-

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

8. Income Taxes - continued

Principal components of the net deferred tax asset (liability) are:

Deferred tax asset (liability):	2002	2001

Unused tax losses carryforward 1	$591,500	$25,000
Scientific research and development ("SRED")	88,400	-
Capital assets	(6,400)	-
Financing costs	17,200	-
Allowance for doubtful accounts	34,000	-

	724,700	25,000
Valuation allowance 2, 3	(724,700)	(25,000)

Net deferred tax asset (liability)	$-	$-

1) Consists of US tax losses in the approximate amount of $128,000, which will expire in 2019, and Canadian tax losses in the approximate amount of $1,337,000, which will expire in 2007.

2) During the year, the Company purchased Storage Alliance and acquired the valuation allowance on its tax losses carryforward. If and when the benefits are realized, the credit will be recorded to goodwill.

3) A valuation allowance for the entire amount of the deferred tax asset has been allowed because it is more likely than not that these carryforwards will expire unused.

Loss subject to:	2002	2001

Foreign taxes (Canada)	$(245,100)	$ -
Domestic taxes (United States)	(48,845)	(73,618)

Loss before taxes	$(293,945)	$(73,618)

If and when the valuation allowance related to financing costs is reversed, the Company will recognize these amounts as a credit to Additional Paid-in Capital.

9. Statement of Cash Flows

(a) Interest and taxes paid

	2002	2001

Interest paid	$ 3,195	$ -

(b) Business combination

During 2002, the Company completed a business combination as detailed in Note 3.

Storage Alliance Inc.
(Formerly Cascadia Capital Corporation)
Notes to Consolidated Financial Statements
(United States Dollars)

As at October 31, 2002 and 2001

10. Commitment

The Company has a sub-lease agreement for new premises and is committed to paying $3,600 (CDN $5,540) per month until August 2004. During the current year, the Company expensed approximately $6,700 in rent.

11. Major Customers

During the year, 100% of the revenue was earned from one customer. As at October 31, 2002, approximately 80% of accounts receivable are from this customer.

Storage Alliance Inc.
Financial statements
For the 261 day period ended September 18,
2002 and year ended December 31, 2001

Contents
Auditors' Report	2
Comments by Auditors for US Readers
On Canada - US Reporting Differences	3

Financial statements
Balance Sheets	4
Statements of Operations	5
Statements Cash Flows	6
Statements of Comprehensive Loss	7
Statements of Stockholders' Deficiency	8
Notes to Financial statements	9 - 18

Auditors' Report

To the Directors of
Storage Alliance Inc.

We have audited the balance sheets of Storage Alliance Inc. as at September 18, 2002 and December 31, 2001 and the statements of operations, cash flows, comprehensive loss, and stockholders' deficiency for the 261 day period ended September 18, 2002 and year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 18, 2002 and December 31, 2001 and the results of its operations, its cash flows, comprehensive loss, and its stockholders' deficiency for the 261 day period ended September 18, 2002 and the year ended December 31, 2001 in accordance with United States generally accepted accounting principles.

BDO Dunwoody LLP

Chartered Accountants

Calgary, Alberta
February 13, 2003

Comments by Auditors for US Readers
On Canada - US Reporting Differences

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the directors dated February 13, 2003 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

BDO Dunwoody LLP

Chartered Accountants

Calgary, Alberta
February 13, 2003

Storage Alliance Inc.
Balance Sheets
(United States Dollars)

	As at September 18, 2002 (1)	As at December 31, 2001

Assets

Current
Cash	$115,948	$-
Accounts receivable (net of allowance for doubtful accounts of $nil (2001 - $18,143))	62,272	5,421
Investment tax credit receivable	57,150	56,565
Prepaid expense	6,978	-

	242,348	61,986

Capital assets (Note 3)	44,387	39,429

	$286,735	$101,415

Liabilities and Stockholders' Deficiency

Current
Bank indebtedness (Note 4)	$-	$32,236
Accounts payable	337,157	164,150
Advances (Note 5)	185,892	-
Due to parent company (Note 6)	605,825	481,907
Convertible loan payable (Note 8)	97,418	97,418
Short-term loans (Note 9)	336,433	110,597

	1,562,725	886,308

Stockholders' Deficiency
Capital stock (Note 7) Unlimited number of class A, B, C, D, E, F, and G common shares authorized, no par value, 37 Class A, 14 Class B, 72 Class C (2001 - 37 Class A, 14 Class B, 72 Class C) common share issued	149,759	149,759
Cumulative translation adjustment	5,265	32,831

Deficit	(1,431,014)	(967,483)

	(1,275,990)	(784,893)

	$286,735	$101,415

(1) Acquired by Cascadia Capital Corp. on September 19, 2002 (Note 14)

Approved on behalf of the Board:
/s/ Jeff Ascah	Director

Storage Alliance Inc.
Statements of Operations
(United States Dollars)
	For the 261 day period ended September 18, 2002(1)	For the year ended December 31, 2001

Revenues
Storage and application hosting	$ 101,166	$ 39,953
Consulting	-	119,859

	$ 101,166	$ 159,812

Less: direct costs	29,605	72,271

Gross profit	71,561	87,541

Expenses
Amortization	13,529	12,503
General and administrative expenses	521,563	822,183

	535,092	834,686

Net loss for the period	$(463,531)	$(747,145)

Net loss per share	$(3,769)	$(6,074)

Weighted average number of shares outstanding	123	123

(1) Acquired by Cascadia Capital Corp. on September 19, 2002 (Note 14)

Storage Alliance Inc.
Statements of Cash Flows
(United States Dollars)

	For the 261 day period ended September 18, 2002(1)	For the year ended December 31, 2001

Cash flows from operating activities
Net loss for the period	$(463,531)	$(747,145)
Adjustments for:
Amortization	13,529	12,503

	(450,002)	(734,642)

Changes in non-cash accounts
Accounts receivable	(56,851)	6,146
Prepaid expenses	(6,978)	-
Accounts payable	173,007	139,904

	(340,824)	(588,592)

Cash flows from financing activities
Bank indebtedness	(32,236)	32,236
Short-term loan	215,836	117,597
Convertible loan payable	-	97,418
Advances from Cascadia	175,892	-
Advances from parent company	116,954	297,620

	476,446	544,871

Cash flows from investing activity
Acquisition of capital assets	(18,487)	(29,010)

Currency fluctuation on cash in foreign denominations	(1,187)	-

Increase (decrease) in cash	115,948	(72,731)

Cash, beginning of period	-	72,731

Cash, end of period	$115,948	$-

(1) Acquired by Cascadia Capital Corp. on September 19, 2002 (Note 14)

Storage Alliance Inc.
Statements of Comprehensive Loss
United States Dollars
	As at September 18, 2002(1)	As at December 31, 2001

Net loss for the period	$ (463,531)	$(747,145)

Other comprehensive income (loss)
Cumulative translation adjustment	(27,566)	23,031

Comprehensive loss	$ (491,097)	$(724,114)

(1) Acquired by Cascadia Capital Corp. on September 19, 2002 (Note 14)

Storage Alliance Inc.
Statements of Stockholders' Deficiency
(United States Dollars)
	No. of shares	$ Amount	Cumulative translation adjustment	Deficit	Total

Balance, December 31, 2000	123	$149,759	$9,800	$(220,338)	$(60,779)

Cumulative translation adjustment	-	-	23,031	-	23,031

Net loss for the year ended December 31, 2001	-	-	-	(747,145)	(747,145)

Balance, December 31, 2001	123	149,759	32,831	(967,483)	(784,893)

Cumulative translation adjustment	-	-	(27,566)	-	(27,566)

Net loss for the period ended September 18, 2002	-	-	-	(463,531)	(463,531)

Balance, September 18, 2002(1)	123	$149,759	$5,265	$(1,431,014)	$(1,275,990)

(1) Acquired by Cascadia Capital Corp. on September 19, 2002 (Note 14)

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

1. Organization and Nature of Operations

Storage Alliance Inc. ("the Company") was incorporated on April 18, 2000 in the Province of Alberta. It was incorporated as a provider of availability infrastructure and storage management services to the business marketplace. Currently, all of the Company's customers are located in Canada.

On December 20, 2000, the Company entered into a purchase and sales agreement with DKJ Technologies Inc. ("DKJ") whereby DKJ issued 5,000,000 common shares to the stockholders of the Company. The acquisition was accounted for as a recapitalization of the Company because the stockholders of the Company controlled DKJ after the acquisition. Therefore, the Company is treated as the acquiring entity. Accordingly, there was no adjustment to the carrying value of the assets or liabilities of DKJ. DKJ is the acquiring entity for legal purposes and the Company is the surviving entity for accounting purposes. These are financial statements of the subsidiary of DKJ.

The financial statements have been prepared using United States generally accepted accounting principles that are applicable to a going concern. Ultimate recovery of the Company's assets is dependent on the Company, after an expected period of initial losses, achieving and maintaining profitability which is dependant on market conditions, successful rollout of the Company's business plan and the ability to obtain adequate financing to meet capital and operational requirements. Management's plan to continue as a going concern include the current pilot hosting of Murphy Oil Company Limited digital seismic information, the recent addition of Racing Resources as a hosting client and its strategic alliance with Allied Seismic. Pending enhancements to the LinkPortTM solution are designed to create broader market acceptance and increased client installations and user license count. Revenues from early adopter International Datashare Corporation are likely to decline significantly or stop from the current $35,000 per month, however the Company anticipates increased revenues from clients noted above to offset this in the near term.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company incurred an operating loss of $463,531 for the 261 day period ended September 18, 2002 (December 31, 2001 - $747,145). It is management's opinion that the company will continue as a going concern. The Company's continuation as a going concern cannot be predicted at this time and is dependent upon achieving profitable operations and additional financing.

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

2. Summary of Significant Accounting Policies

These financial statements have been prepared by management in accordance with United States generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The financial statements have, in management's opinion, been properly prepared using careful judgement with reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

(a) Capital assets

Capital assets are recorded at cost. Amortization is provided at rates calculated to write off the assets over their estimated useful lives as follows:

Office furniture and equipment	20%	Declining
Computer software	100%	Straight line
Leasehold improvements	shorter of estimated life or lease term

(b) Foreign exchange

The financial position and results of operations of the Company's foreign subsidiary are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each period end. Statement of operation accounts is translated at the average rate of exchange prevailing during the period. Translation gains or losses are included in the cumulative translation adjustment and other comprehensive income in the consolidated statements. The functional currency is Canadian dollars.

(c) Investment tax credits

Investment tax credits related to current expenditures are included in the determination of net loss for the current period in the amount of $nil (December 31, 2001 - $nil). These claims are subject to audit by the science advisors of Canada Customs and Revenue Agency. Any revisions resulting from such audits are to be charged back to the related cost on a prospective basis.

(d) Financial instruments

The Company carries a number of financial instruments. Unless otherwise indicated, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

2. Summary of Significant Accounting Policies - continued

(e) Provision for taxes

The provision (benefit) for income taxes is computed on the pretax income (loss) based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates.

(f) Loss per share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements. Common stock equivalents, consisting of stock warrants and options, have not been included in the calculation as no options or warrants were issued or outstanding for the period presented.

(g) Revenue recognition

Revenue from hosting, including non-refundable fees received up front, is recognized as the service is provided. Revenue from consulting services is recognized as the services are provided.

(h) Long-lived assets

Long-lived assets, such as capital assets, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been recorded to date.

(i) Direct costs

Direct costs include LAN extensions and co-location costs.

(j) Comprehensive loss

Comprehensive loss includes all changes in equity except those resulting from investments by owners and distributions to owners. The Company's only items of comprehensive loss are cumulative translation adjustments.

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

2. Summary of Significant Accounting Policies - continued

(l) Stock-based Compensation

The Company applies Accounting Principles ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for the stock option plan. Under APB Opinion 25, compensation cost would be recognized for stock options granted to employees and directors for their services as directors if the option price is less than the market price of the underlying common stock on the date of the grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro-forma information regarding net income as if the compensation costs for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro-forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

(m) Research and development

Research and development costs are expensed as incurred. During the year, an estimated $225,000 (2001 - $285,000) has been incurred on research and development

(n) Software development costs

SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use was issued in March 1998. SOP 98-1 requires all costs related to the development of internal use software other than those incurring during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. To date, no costs have met the criteria for capitalization.

(o) New accounting pronouncements

In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

2. Summary of Significant Accounting Policies - continued

SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. As there were no intangibles in the Company and no other intangibles recorded as of the date of these financial statements, there is no impact on the adoption of SFAS 142.

In August 2001, the Financial Accounting Standards Board finalized FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. FAS 144 addresses accounting and reporting for the impairment or disposal of long-lived assets, including the disposal of a segment of business. FAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. There is no impact of adoption of SFAS 144 on the Company.

In June 2002, FASB finalized FAS 146, Accounting for Costs Associated with Exit or Disposal Activities. FAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. A fundamental conclusion reached by the Board in this Statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Therefore, this Statement eliminates the definition and requirements for recognition of exit costs in Issue 94-3. This Statement also establishes that fair value is the objective for initial measurement of the liability. The adoption of this statement is not expected to have a material impact on the Company's financial position and results of operations. FAS 146 is effective for exit and disposal activities initiated after December 31, 2002.

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

2. Summary of Significant Accounting Policies - continued

In December 2002, the Financial Accounting Standards Board Issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123", ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002. The Company will continue to use the intrinsic model method.

3. Capital Assets

	2002	2001

Office furniture and equipment	$52,460	$42,298
Computer software	19,311	10,986
Leasehold improvements	1,147	1,147

	72,918	54,431
Less accumulated amortization	(28,531)	(15,002)

	$44,387	$39,429

4. Bank Indebtedness

The bank indebtedness consists of bank overdraft that is due on demand and bears interest at the bank's prime rate plus 6%, calculated and payable monthly. It is secured by a general agreement covering all assets.

85

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

5. Advances

Advances relate to monies received from Cascadia (Note 14) for working capital. This amount is unsecured, non-interest bearing and has no set terms of repayment.

6. Due to Parent Company

Amount relates to monies advanced from DKJ. This amount is unsecured, non-interest bearing and has no set terms of repayment.

7. Capital Stock

(a) Authorized

Unlimited number of class A voting, B voting, C voting, D non-voting, E non-voting, F non-voting, and G non-voting common shares.

(b) Issued	September 18, 2002		December 31, 2001

	Number of Shares	Amount	Number of Shares	Amount

Total issued and outstanding, beginning of period	123	$149,759	123	$149,759
No transactions during the period	-	-	-	-

Total issued and outstanding, end of period	123	$149,759	123	$149,759

Of the shares issued and outstanding as at September 18, 2002 and December 31, 2001, there were 37 Class A shares with a value of $149,704, 14 Class B shares with a value of $9 and 72 Class C shares with a value of $46.

(c) Options and warrants

No options or warrants have been issued during the period and as such, no compensation expense has been recorded.

8. Convertible Loan Payable

On July 23, 2001, the Company entered into a loan agreement for $97,418. The loan is due on demand; bears interest at 5%, and is secured by a general security agreement. As a part of the acquisition negotiations (Note 14), the loan became convertible into common shares at a rate of 2.195 shares for every CDN$1 outstanding.

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

9. Short-term Loans

During 2001, the Company was advanced $110,597 on an unsecured non-interest bearing basis with no specified terms of repayment. As a part of the acquisition negotiations (Note 14), the loan became convertible into common shares at a rate of 2.195 shares for every CDN$1 outstanding.

10. Related Party Transactions

During the year, the Company paid consulting fees in the amount of $nil (2001 - $36,726) to a company related by virtue of its shareholder being an officer of the Company.

During the year, the Company paid consulting fees in the amount of $12,734 (2001 - $nil) to a to shareholder of the Company.

These transactions are in the normal course of operations and are measured at the exchange amount, the amount of consideration established and agreed to by the related parties.

11. Income Taxes

	2002	2001

Statutory tax rate	41%	41%

Income taxes at the statutory rate	$ (190,000)	$(306,300)

Permanent differences	(500)	(500)
Change in valuation allowance	190,500	306,800
	$-	$-

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

11. Income Taxes - continued

Principal components of the net deferred tax asset (liability) are:

Deferred tax asset (liability):	2002	2001

Unused tax losses carryforward 1	$528,100	$337,600
Scientific research and development ("SRED")	88,400	88,400
Capital assets	(6,400)	(6,400)
Other	200	200

	610,300	419,800
Valuation allowance 2	(610,300)	(419,800)

Net deferred tax asset (liability)	-	-

1) Consists of Canadian tax losses in the approximate amount of $1,290,000 (December 31, 2001 - $820,000), which will expire in 2007.

2) A valuation allowance for the entire amount of the deferred tax asset has been allowed because it is more likely than not that these carryforwards will expire unused.

All the losses during 2002 and 2001 are subject to foreign (Canadian) taxes.

12. Statement of Cash Flows

(a) Interest and taxes paid

	2002	2001

Interest paid	$ 3,720	$ 1,937

13. Commitment

The Company entered into a sub-lease agreement for new premises and is committed to paying approximately $3,600 (CDN$5,540) per month until August 2004. During the current year, the Company expensed approximately $64,000 (2001 - $79,000) in rent.

Storage Alliance Inc.
Notes to Financial statements
(United States Dollars)

As at September 18, 2002 and December 31, 2001

14. Acquisition of Company

On September 19, 2002, the Company closed a transaction with Cascadia Capital Corporation ("Cascadia"). Pursuant to the transaction, Cascadia purchased the Company from its parent company ("DKJ Technologies Inc.") through the issuance of 2,500,000 share of Cascadia. Loans owed by the Company to parties other than Cascadia and DKJ will be converted to shares of Cascadia at a rate of 2.195 shares for every $1 outstanding before the transaction is completed. In conjunction with this acquisition, the loan to DKJ was forgiven.

15. Major Customers

During the period, 75% (2001 - 41%) of the revenue was earned from one customer. As at September 18, 2002, approximately 92% of accounts receivable are from this customer.

Storage Alliance Inc.

Consolidated Balance Sheets

(United States Dollars)

(Unaudited)
As at	January 31, 2003	October 31, 2002 (audited)

Assets

Current
Cash	$ 7,685	$ -
Accounts receivable (net of allowance of $181,833 and $100,000)	13,849	16,139
Investment tax credit receivable	58,500	57,780
Prepaid expense	7,143	7,055

	87,177	80,974

Fixed assets, net of accumulated depreciation	42,537	44,593

Goodwill (Note 3)	1,020,165	1,020,165

	$ 1,149,879	$ 1,145,732

Liabilities and Stockholders' Equity

Liabilities

Current
Bank indebtedness	$ -	$ 455
Accounts payable and accrued liabilities	207,467	285,741

	207,467	286,196

Stockholders' equity
Capital stock 100,000,000 common shares authorized, par value of $0.0001 10,000,000 (October 31, 2002 - 10,000,000) common shares issued	1,000	1,000
Additional paid in capital	1,026,650	1,003,650
Shares to be issued (Note 4(b))	599,550	235,050
Other comprehensive loss - cumulative translation adjustment	(18,179)	(7,799)
Accumulated deficit	(666,609)	(372,365)

	942,412	859,536

	$ 1,149,879	$ 1,145,732

Storage Alliance Inc.

Consolidated Statements of Operations

(United States Dollars)

(Unaudited)
For the three month period ended	January 31 2003	January 31 2002(1)	January 31 2002(2)

Revenues
Application hosting (Note 6)	$ 78,969	$ 12,868	$-

Less: direct costs	7,400	10,632	-

Gross profit	71,569	2,236	-

Expenses
Depreciation	3,221	3,812	-
General and administrative expenses (Note 9)	364,213	270,477	-

	367,434	274,289	-

Loss for the period before other items	(295,865)	(272,053)	-

Interest income	1,621	-	-

Loss for the period before discontinued operations	(294,244)	(272,053)	-

Loss from discontinued operations	-	-	(2,749)

Net loss for the period	$ (294,244)	$ (272,053)	$ (2,749)

Basic and diluted loss per share - continuing operations	$ (0.03)		$ (0.00)
Basic and diluted loss per share - discontinued operations	(0.00)		(0.00)
Basic and diluted loss per share	$ (0.03)		$ (0.00)

Weighted average number of shares outstanding	10,483,561		15,925,000

(1) Represents the results of operations of Storage Alliance Inc. (predecessor company).

(2) Represents the results of operations of Storage Alliance Inc. (formerly Cascadia Capital Corp., the successor company).

Storage Alliance Inc.

Consolidated Statements of Cash Flows

(United States Dollars)

(Unaudited)
For the three month period ended	January 31 2003	January 31 2002(1)	January 31 2002(2)

Cash flows from operating activities
Net loss for the period	$ (294,244)	$ (272,053)	$ (2,749)
Adjustments for:
Allowance for doubtful accounts	81,833	14,067	-
Depreciation	3,221	3,812	-
Stock option compensation	23,000	-	-

Changes in non-cash assets and liabilities
Accounts receivable	(85,543)	44,589	-
Accounts payable and accrued liabilities	(85,319)	31,371	-
Investment tax credit receivable	780	-	-
Prepaid expense	(88)	-	-

	(356,360)	(178,214)	(2,749)

Cash flows from financing activities
Shareholder loan	-	184,881	-
Bank indebtedness	(455)	1,885	-
Proceeds on shares to be issued	364,500	-	-

	364,045	186,766	-

Cash flows from investing activity
Acquisition of fixed assets	-	(8,552)	-

Increase (decrease) in cash	7,685	-	(2,749)

Cash, beginning of period	-	-	28,880

Cash, end of period	$ 7,685	$ -	$ 26,131

Supplemental Information (Note 5)

(1) Represents the cash flows of Storage Alliance Inc. (predecessor company).

(2) Represents the cash flows of Storage Alliance Inc. (formerly Cascadia Capital Corp., the successor company).

Storage Alliance Inc.

Consolidated Statements of Comprehensive Loss

(United States Dollars)

(Unaudited)
For the three month period ended	January 31 2003	January 31 2002(1)	January 31 2002(2)

Net loss for the period	$ (294,244)	$ (272,053)	$ (2,749)

Other comprehensive income (loss)
Cumulative translation adjustment	(10,380)	396	-

Comprehensive loss for the period	$ (304,624)	$ (271,657)	$ (2,749)

(1) Represents the comprehensive loss of Storage Alliance Inc. (predecessor company).

(2) Represents the comprehensive loss of Storage Alliance Inc. (formerly Cascadia Capital Corp., the successor company).

Storage Alliance Inc.

Consolidated Statements of Stockholders' Equity

(United States Dollars)

(Unaudited)
	No. of shares	$ Amount	Additional paid-in capital	Shares to be issued	Other comprehen-sive loss	Accum. Deficit	Total

Balance October 31, 2002	10,000,000	$ 1,000	$1,003,650	$ 235,050	$ (7,799)	$ (372,365)	$ 859,536
To be issued for private placement (Note 4)	-	-	-	364,500	-	-	364,500
Stock option compensation (Note 7)	-	-	23,000	-	-	-	23,000
Currency translation adjustment	-	-	-	-	(10,380)	-	(10,380)
Net loss for the period ended January 31, 2003	-	-	-	-	-	(294,244)	(294,244)

Balance, January 31, 2003	10,000,000	$ 1,000	$1,026,650	$ 599,550	$ (18,179)	$ (666,609)	$ 942,412

Storage Alliance Inc.

Notes to Consolidated Financial Statements

(United States Dollars)

(Unaudited)

As at January 31, 2003 and 2002, and October 31, 2002

1. Organization and Ability to Continue Operations

Storage Alliance Inc. ("the Company") (formerly Cascadia Capital Corporation) was incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful business or activity for which operations may be organized under the laws of the state of Nevada. The Company was in the business of exploration and development of mineral properties with minimal operations. During its 2002 fiscal year the Company abandoned all its mineral properties and as a result of the acquisition ceased to be an exploration stage company. For financial statement purposes Storage Alliance Inc. (the acquired subsidiary) is the predecessor.

On September 19, 2002, the Company acquired Storage Alliance Inc. through the issuance of 1,000,000 common shares (Note 3). The Company changed its name and now operates under the name of Storage Alliance Inc. Storage Alliance Inc. was incorporated as a provider of availability infrastructure and infrastructure and storage management services to the business marketplace. Currently, all of the Company's customers are located in Canada.

The consolidated financial statements have been prepared using United States generally accepted accounting principles that are applicable to a going concern. The Company has incurred a loss of $294,244 in the three-month period ended January 31, 2003 and has an accumulated deficit of $666,609 at January 31, 2003. Ultimate recovery of the Company's assets and continuation of the business is dependent on the Company, after an expected period of initial losses, achieving and maintaining profitability which is dependant on market conditions, successful rollout of the Company's business plan and the ability to obtain adequate financing to meet capital and operational requirements. Management's plan to continue as a going concern includes the current pilot hosting of Murphy Oil Company Limited digital seismic information, enhancements to the Company's products, the addition of new hosting clients and pursuit of strategic alliances. The Company anticipates requiring $1,000,000 to $1,250,000 during the year ended October 31, 2003 for operations to pursue its plans and goals. The Company must supplement shortfalls in operational cash flow with additional debt or equity financing. During the three-month period ended January 31, 2003, the Company finalized a private placement financing of $655,000, of which $364,500 was received during the three-month period ended January 31, 2003. Management cannot provide any assurances that the Company will be successful in any of its plans. During the 2002 fiscal year, upon acquisition of Storage Alliance Inc., the Company abandoned all its mineral properties and have reflected them as discontinued operations in these financial statements. As a result of the acquisition the Company has ceased to be an exploration stage company.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Storage Alliance Inc.

Notes to Consolidated Financial Statements

(United States Dollars)

(Unaudited)

As at January 31, 2003 and 2002, and October 31, 2002

1. Organization and Ability to Continue Operations - continued

These unaudited financial statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the consolidated financial statements for the year ended October 31, 2002 and notes thereto included elsewhere in this registration statement. The Company follows the same accounting principles in preparation of interim reports.

The consolidated interim financial statements included herein have been prepared by the Company, without audit, in accordance with accounting principles generally accepted in the United States and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. Operating results for the interim periods are not necessary indicative of the results that may be expected for the year or any future period.

2. Accounting Policies

(1) Stock-based compensation

The Company has adopted Statement of Financial Accounting Standard SFAS No. 123, "Accounting for Stock-Based Compensation" and has elected to continue to measure compensation cost for employees under Accounting Principles Board ("APB") Opinion No. 25, including interpretations provided in Interpretation ("FIN") No. 44. Generally, under APB No. 25 compensation expense is recognized for the difference between the market price of the underlying common stock and the exercise price of the stock options.

SFAS No. 123 requires the Company to provide pro-forma information regarding net income as if compensation cost for the stock options granted to the Company's employees had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The value of stock options granted to non-employees is recognized as compensation expense under SFAS No. 123 using the Black-Scholes option pricing model.

The Company does not plan to adopt the fair value method of accounting for stock-based compensation awarded to employees. Consequently, related pro-forma information as described in SFAS No. 123 has been disclosed in Note 7 in accordance with SFAS No. 148.

Storage Alliance Inc.

Notes to Consolidated Financial Statements

(United States Dollars)

(Unaudited)

As at January 31, 2003 and 2002, and October 31, 2002

2. Accounting Policies - continued

For the three month period ended January 31	2003	2002 (1)	2002(2)

Net loss, as reported	$(294,244)	$(272,053)	$(2,749)
Add: Stock-based compensation expense included in reported net loss	23,000	-	-
Deduct: Total stock-based compensation expense determined under fair-value based method for all awards	(35,005)	-	-

Pro-forma net loss	$(306,249)	$(272,053)	$(2,749)

Loss per share - basic and diluted - as reported	$(0.03)		$(0.00)
- basic and diluted - proforma	$(0.03)		$(0.00)

(1) Represents the net loss of Storage Alliance Inc. (predecessor company).

(2) Represents the net loss of Storage Alliance Inc. (formerly Cascadia Capital Corp., the successor company).

(2) Provision for doubtful accounts

Included in accounts receivable as at January 31, 2003 is $181,833 (October 31, 2002 - $100,000) due from a customer for services rendered in connection with hosting. The Company has filed a lawsuit seeking payment of outstanding amounts at January 31, 2003 to which the customer has counterclaimed (Note 8). A provision for doubtful debts has been recorded equal to the full amount of the receivable balance due to concerns over full collection given the litigation. Any recovery will be recognized when the proceeds are received. Other receivables are reviewed for collectibility on an account by account basis with any provision set up based on considerations including economic indicators.

(3) New accounting pronouncements

FIN 46, "Consolidation of Variable Interest Entities", clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities crated prior to January 31, 2003, the provisions of FIN 46 are applicable no later than July 1, 2003.

The implementation of this new standard is not expected to have a material effect on the Company's financial statements.

Storage Alliance Inc.

Notes to Consolidated Financial Statements

(United States Dollars)

(Unaudited)

As at January 31, 2003 and 2002, and October 31, 2002

3. Business Combination

In September 2002, Cascadia has effected the purchase of all the shares of Storage Alliance via the issuance of 1,000,000 shares of Cascadia to DKJ Technologies Inc. at a value of $0.35/share which represents quoted market prices at the date the transaction was publicly announced. In conjunction with this acquisition, Cascadia assumed the Storage Alliance loans, except for the loan to parent of $606,000 which was forgiven prior to the acquisition.

The acquisition of Storage Alliance has been accounted for by the purchase method, with Cascadia being the acquirer, based on the fair values of the assets or liabilities acquired, as follows:

	Book Value	Fair Value	Discrepancy

Current assets	$ 242,348	$ 242,348	$-
Current liabilities (excluding $605,825 due to the Company for pre-acquisition advances)	(956,900)	(956,900)	-

Negative working capital	(714,552)	(714,552)	-
Property, plant and equipment	44,387	44,387	-
Goodwill	-	1,020,165	1,020,165

Net assets acquired	$ (670,165)	$ 350,000	$1,020,165

Purchase price being the value attributed to the shares acquired	$ 350,000	$ 350,000

Storage Alliance Inc.

Notes to Consolidated Financial Statements

(United States Dollars)

(Unaudited)

As at January 31, 2003 and 2002, and October 31, 2002

4. Capital Stock

(a) On February 18, 2002, the Company forward split its stock on a 3.25:1 basis. Accordingly all references to the number of common shares and per share data in accompanying financial statements have been adjusted to reflect the stock split on a retroactive basis.

(b) Shares to be issued

i) On September 19, 2002, the Company received proceeds from a private placement for 470,000 common shares totaling $235,050. The common shares were issued on March 10, 2003.

ii) On January 29, 2003, the Company entered into stock subscription agreements for a private placement of 623,810 common shares at $1.05 per share for total consideration of $655,000. The common shares were issued on February 5, 2003. As at January 31, 2003, $364,500 of the proceeds was received (pertaining to 347,143 common shares subscribed).

Shares to be issued for which cash was received prior to January 31, 2003 have been included in weighted average shares outstanding for the period for the purposes of loss per share.

(c) Options and warrants

Prior to November 1, 2002, there were no options or warrants outstanding. During the quarter ended January 31, 2003, 1,160,000 options were issued to employees, consultants and directors of the Company exercisable into shares of the Company at a weighted average exercise price of $0.61 per share. These options vest 1/3 one year from the date of grant with 1/2 of the remainder vesting annually thereafter. The options expire between September 20, 2006 and January 7, 2007. As at January 31, 2003, there were no options exercisable. Compensation expense in connection with options granted is set out in Note 7.

5. Statement of Cash Flows

Interest and taxes paid

	January 31 2003	January 31 2002(1)	January 31 2002(2)

Interest paid	$ 423	$ 1,014	$ -
Taxes paid	$ -	$ -	$ -

(1) Represents cash flows of Storage Alliance Inc. (predecessor company).

(2) Represents cash flows of Storage Alliance Inc. (formerly Cascadia Capital Corp., the successor company).

Storage Alliance Inc.

Notes to Consolidated Financial Statements

(United States Dollars)

(Unaudited)

As at January 31, 2003 and 2002, and October 31, 2002

6. Major Customers

During the three-month period ended January 31, 2003, 100% of the revenue was earned from one customer. (Note 8) As at January 31, 2002, the predecessor earned 100% of its revenue from one customer.

7. Stock Option Compensation

The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock issued to Employees," and related interpretations in accounting for the stock option plan. Under APB Opinion 25, compensation cost would be recognized for stock options granted to employees and directors for their services as directors if the option price is less than the market price of the underlying common stock on the date of the grant.

Compensation expense of $23,000 was recognized in the period ended January 31, 2003 for options granted to employees and directors having a exercise price less than the trading value of the underlying common shares on the grant date. Such compensation expense is amortized over the relevant vesting periods. Total compensation to be recognized over the vesting periods of options granted to employees is approximately $355,000, leaving $332,000 of compensation expense still to be recognized.

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro-forma information regarding net loss as if the compensation costs for the Company's stock option grants had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro-forma information, the Company estimates the fair value of each stock option at the grant date using the Black-Scholes option-pricing model. Compensation expense for stock options granted to non-employees is recorded using the fair value based method prescribed in SFAS 123. No compensation was recognized on options granted to consultants during the period as such amounts were insignificant.

Storage Alliance Inc.

Notes to Consolidated Financial Statements

(United States Dollars)

(Unaudited)

As at January 31, 2003 and 2002, and October 31, 2002

7. Stock Option Compensation - continued

The fair value of stock options granted during the three months ended January 31, 2003 was $0.32 per option estimated using the Black-Scholes option-pricing model with the following assumptions: Dividend yield (Nil), Expected volatility (32%), risk-free interest rate (5.0%), and weighted average life of 3.81 years.

There is no effect for the periods prior to November 1, 2002.

8. Contingent Liabilities

Calgary, against International Datashare Corporation seeking payment for services rendered to International Datashare pursuant to a LinkPort Application Hosting Services Agreement, dated May 1, 2002. The Company has claimed $159,000 (CDN$246,455) plus interest and costs. On February 27, 2003, International Datashare filed a statement of defence and a counterclaim. The counterclaim alleges that the Company engaged in a civil conspiracy with a former employee and director of International Datashare, in connection with the LinkPort Application Hosting Services Agreement. International Datashare alleges that the Company conspired to propose terms for the agreement which were far more beneficial to the Company than if the Company had negotiated with any other representative of International Datashare. International Datashare also alleges that the employee was not authorized to enter into the agreement and that the terms of the agreement would have not been accepted by International Datashare. In the alternative, International Datashare alleges that the Company fundamentally breached the agreement by failing to make International Datashare's software available to its customers and by failing to perform the other terms of the agreement. In addition, International Datashare alleges that it provided the Company with computer equipment and software valued at approximately $13,000 (CDN$20,000) and data logs valued at a minimum of approximately $3.2 million (CDN$5,000,000) which the Company has never paid for or returned. International Datashare alleges that it has suffered damages and loss of reputation and goodwill as a result of the alleged conspiracy or, in the alternative, the Company's failure to perform the terms of the agreement in an amount of not less than approximately $484,000 (CDN$750,000). International Datashare alleges that it has suffered damages of not less than approximately $3.9 million (CDN$6,000,000) and is seeking damages of approximately $3.9 million (CDN$6,000,000) and an order that the computer equipment and software and the data logs be returned or that the Company pay them approximately $3.2 million (CDN$5,000,000) in lieu of returning such items. International Datashare is also seeking interest, costs and punitive damages.

Storage Alliance Inc.

Notes to Consolidated Financial Statements

(United States Dollars)

(Unaudited)

As at January 31, 2003 and 2002, and October 31, 2002

8. Contingent Liabilities - continued

On March 10, 2003, the Company filed a statement of defence to counterclaim alleging that the counterclaim is without merit, frivolous and vexatious and constitutes an abuse of the court process.

Management of the Company believes that all of International Datashare's allegations are without merit, frivolous and vexatious and constitute an abuse of the court process. The Company is currently considering bringing a court application to have International Datashare's counterclaim struck as a frivolous and vexatious abuse of process.

9. Research and Development

Research and development costs are expensed as incurred. During the three month period ended January 31, 2003, an estimated $90,000 (predecessor, January 31, 2002 - $81,000) was incurred on research and development.

Unaudited Pro Forma Consolidated Financial Information

The Unaudited Pro Forma Consolidated Financial Information reflects financial information that gives effect to the September 19, 2002 acquisition of 100% of the issued and outstanding common shares of Storage Alliance Inc. by the Company. Consideration for the acquisition was 1 million shares of common stock of the Company.

The Pro Forma Consolidated Statement of Operations included herein reflects the use of the purchase method of accounting for the above transaction. Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included elsewhere in the Company's SB-2 Registration Statement. The Pro Forma Consolidated Statement of Operations gives effect to the transaction as if it had occurred on November 1, 2001, combining the results of the Company and Storage Alliance Inc. for the twelve-month period from November 1, 2001 to October 31, 2002. The consolidated financial statements of the Company for the year ended October 31, 2002 include the results of operations of Storage Alliance Inc. for the 42-day period from September 19, 2002 (acquisition date) to October 31, 2002. To incorporate a full year's activity of Storage Alliance Inc., this pro forma consolidated statement of operations also includes the results of Storage Alliance Inc. for the 261-day period from January 1, 2002 (beginning of Storage Alliance's fiscal year) to September 19, 2002 and the 62-day period from October 31, 2001 to December 31, 2001.

The Pro Forma Consolidated Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the period presented; nor does it purport to present the results of operations for future periods.

Storage Alliance Inc.
Pro Forma Consolidated Statement of Operations
(Unaudited - Expressed in US Dollars)
		Storage
	Storage	Alliance Inc.
	Alliance, Inc.	(Acquired		Pro Forma
For the year ended October 31, 2002	(Successor)	company) (1)	Adjustments	Balance (2)

Revenue	$53,713	$114,035	$-	$167,748
Direct costs	7,182	34,621	-	41,803

Gross profit	46,531	79,414	-	125,945

Expenses
Amortization	4,428	16,070	-	20,498
General and administrative	196,054	683,175	-	879,229
Loss on retirement of debt	91,149	-	(91,149)	(3) -

	291,631	699,245	(91,149)	899,727

Loss for the period from
continuing operations	$(245,100)	$(619,831)	$(91,149)	$(773,782)

Basic and diluted loss per share
from continuing operations	$(0.02)			$(0.08)

Weighted average shares
outstanding (4)	15,401,814			10,014,793

(1) Represents the results of operations of the acquired company for the 10 1/2 month period pre-acquisition.
(2) To reflect a full year's operations for the September 19, 2002 acquisition of Storage Alliance Inc. (Predecessor).
(3) In connection with the acquisition, the Company retired $433,851 of debt of the acquired company resulting in a non-recurring loss on settlement of $91,149.

(4) Pro-forma weighted average shares outstanding considers the effect of the 1,000,000 shares issued to acquire the subsidiary as well as 8,587,500 shares cancelled and 1,500,000 shares issued on settlement of debt (Note 3). The share cancellations and debt settlement were conditional to the closing of the acquisition.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Storage Alliance, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Storage Alliance Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of our company or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.
SEC registration fees	$195.48
Printing and engraving expenses	$5,000(1)
Accounting fees and expenses	$5,000(1)
Legal fees and expenses	$25,000(1)
Transfer agent and registrar fees	$5,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$1,000(1)
Total	$46,195.48
We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On November 1, 1999, we issued 7,350,000 common shares (2,450,000 common shares pre-forward split) at $0.0003 per share to 45 subscribers in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. None of the offerees or purchasers were U.S. persons as that term is defined in Regulation S and no sales efforts were conducted in the U.S.

On November 1, 1999, we issued 7,312,500 common shares (2,250,000 common shares pre-forward split) at $0.00325 per share to Mr. Keith Ebert. Mr. Ebert was issued these shares in consideration for his services in organizing our company, acting as officer and director and drafting our business plan. The value of the services rendered is $2,250. We issued the shares in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. The subscriber was not a U.S. person as that term is defined in Regulation S and no sales efforts were conducted in the U.S.

On October 23, 2000, we issued 130,000 common shares (40,000 common shares pre-forward split) at $0.15 per share to one subscriber in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. The subscriber was not a U.S. person as that term is defined in Regulation S and no sales efforts were conducted in the U.S.

On November 16, 2000, we issued to Gerry Diakow 325,000 common shares (100,000 common shares pre-forward split) at $0.15 per share in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 in consideration for our option on the Thibert Creek Properties, which we valued at approximately $50,000 after an arm's length negotiation with Gerry Diakow. The subscriber was not a U.S. person as that term is defined in Regulation S and no sales efforts were conducted in the U.S.

On July 15, 2001, we issued 195,000 common shares (60,000 common shares pre-forward split) at $0.15 per share to Graham Crabtree in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. The subscriber was not a U.S. person as that term is defined in Regulation S and no sales efforts were conducted in the U.S.

On February 4, 2002, we issued 162,500 common shares (50,000 common shares pre-forward split) to Gerry Diakow, our Vice President of Exploration and Acquisition, in connection with a mineral property agreement dated October 21, 2000 (amended July 18, 2001). We issued these shares valued at $25,000 which was the value that had been agreed upon when we acquired the option on the Thibert Creek Properties in an arm's length negotiation. The shares were issued in reliance upon Regulation S promulgated under the Securities Act of 1933.

On February 18, 2002, we effected a forward split of our common stock on a 3.25 to 1 basis.

In connection with the share exchange transaction with Storage Alliance Inc., DKJ Technologies Inc. and the shareholders of DKJ Technologies Inc., we issued 2,500,000 shares of our common stock to 28 individuals in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. As part of the acquisition, we sold an aggregate of 470,000 shares of our common stock at $0.50 per share for gross proceeds of $235,000 relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. The 470,000 shares were issued on March 10, 2003. As part of the share exchange transaction, previous management of our company retrieved for cancellation 8,587,500 shares of our common stock.

On November 13, 2002, we issued 705,000 options to one director and three senior officers of our Company. The options are exercisable at $0.40 per share and vest as to 235,000 on September 20, 2003, 235,000 on September 20, 2004 and 235,000 on September 20, 2005. The options expire on September 20, 2006. The options were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On January 6, 2003 we issued 50,000 options to an individual on our advisory board. The options are exercisable at $0.50 per share and vest on January 6, 2004. The options expire on January 6, 2006. We issued the options relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 6, 2003 we issued 405,000 options to one of our senior officers. The options are exercisable at $0.50 for the first 135,000 options exercised, $1.00 for the next 135,000 options exercised and $1.50 for the final 135,000 options. The options vest as to 135,000 on January 6, 2004, 135,000 on January 6, 2005 and 135,000 on January 6, 2006. The options expire on January 6, 2007. The options were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On January 29, 2003, we effected an equity private placement whereby we issued 623,810 shares to two entities at a price of $1.05 per share. The shares were issued in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933. The shares were issued on February 5, 2003.

On May 14, 2003, we sold to one accredited investor an aggregate of $800,000 of our shares of our common stock and share purchase warrants to acquire an additional 350,000 shares of our common stock in a private placement relying on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. The private placement is to close in two tranches. The first tranche of $400,000 closed on May 14, 2003 and involved the issuance of 588,235 shares of our common stock and share purchase warrants to acquire an additional 350,000 shares of our common stock. The share purchase warrants have an exercise price of $0.88 and expire on May 14, 2006. The second tranche of $400,000 is scheduled to close within five (5) days after the registration statement has been declared effective by the Securities and Exchange Commission. The number of shares to be issued in the second tranche will be equal to $400,000 divided by the lesser of:

- $0.68; and

- seventy-five percent (75%) of the average closing bid prices of our common stock for five trading days immediately preceding the date of the closing of the second tranche.

On June 2, 2003, we issued to one accredited investor, J.P. Carey Securities Inc., share purchase warrants to purchase an aggregate of up to 40,000 shares of common stock. The warrants have an exercise price of $1.00 per share and expire on June 2, 2006. The warrants were issued in a private placement relying on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Item 27 EXHIBITS

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
2.1*

Agreement and Plan of Share Exchange between Cascadia Capital Corporation, DKJ Technologies Inc., and Storage Alliance Inc. and Ed Kokts-Porietis, Jeff Ascah, Louise Ascah, Ken MacKinnon, 2 Inc. and Raymark Investment Corp. Inc. dated August 9, 2002. (2)

2.2*	Letter Agreement between Cascadia Capital Corporation, DKJ Technologies Inc. and Storage Alliance Inc. dated September 6, 2002. (2)
3.1*	Articles of Incorporation (1)
3.2*	Bylaws (1)
3.3*	Certificate of Amendment to Articles of Incorporation amending the name from Cascadia Capital Corporation to Storage Alliance Inc. (1)
5.1**	Opinion of Clark, Wilson regarding the legality of the securities being registered.
10.1*	Letter Agreement dated April 29, 2002 between International Datashare Corporation and Storage Alliance Inc. (3)
10.2*	LinkPort Application Hosting Services Agreement dated May 1, 2002 between International Datashare Corporation and Storage Alliance Inc. (3)
10.3*	LinkPort Application Hosting Services Agreement, dated January 6, 2003, between Murphy Oil Company Ltd. and Storage Alliance Inc. (3)
10.4*	LinkPort Application Hosting Services Agreement, dated January 6, 2003, between Racing Resources Ltd. and Storage Alliance Inc. (3)
10.5*	Settlement Agreement with International Datashare Corporation (4)
10.6*	Employment Agreement, dated December 30, 2002, between Storage Alliance Inc. (the subsidiary) and Robert Irwin.(5)
10.7*	Employment Agreement, dated January 6, 2003, between Storage Alliance Inc. (the subsidiary) and Ken Akerley.(5)
10.8*	Agreement, dated January 6, 2003, between Storage Alliance Inc. and Fred Moore.(5)
10.9*	Subscription Agreement, dated January 29, 2003, between Storage Alliance Inc. and Troon Investments Pty. Ltd.(5)
10.10*	Subscription Agreement, dated January 29, 2003, between Storage Alliance Inc. and Holbrook Capital Inc.(5)
10.11*	Placement Agency Agreement, dated April 16, 2003, between Storage Alliance Inc. and J.P. Carey Securities Inc.(5)
10.12*	Subscription Agreement, dated May 14, 2003, between Storage Alliance Inc. and Alpha Capital Aktiengesellschaft(5)
10.13*	Funds Escrow Agreement, dated May 14, 2003, between Storage Alliance Inc., Alpha Capital Aktiengesellschaft and Grushko & Mittman, P.C.(5)
10.14*	Advisory Fee Payment and Subscription Agreement, dated June 2, 2003, between Storage Alliance Inc. and J.P. Carey Securities Inc.(5)
21.	Subsidiaries of Storage Alliance Inc. Storage Alliance (Alberta) Inc. (Alberta Corporation)
23.1**	Consent of BDO Dunwoody LLP on Storage Alliance Inc. (formerly Cascadia Capital Corporation)
23.2**	Consent of Davidson & Company of Storage Alliance Inc. (formerly Cascadia Capital Corporation)
23.3**	Consent of BDO Dunwoody LLP on Storage Alliance (Alberta) Inc. (the predecessor company)

** Filed herewith

* Previously filed

(1) Incorporated by reference from the Company's Form SB-2 filed with the Securities and Exchange Commission on May 23, 2001.

(2) Incorporated by reference from the Company's Form 10-QSB filed with the Securities and Exchange Commission on September 16, 2002.

(3) Incorporated by reference from the Company's Form 8-K filed with the Securities and Exchange Commission on October 3, 2002.

(4) Incorporated by reference from the Company's Form 8-K filed with the Securities and Exchange Commission on April 29, 2003.

(5) Incorporated by reference from the Company's SB-2 filed with the Securities and Exchange Commission on June 10, 2003.

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Storage Alliance pursuant to the foregoing provisions, or otherwise, Storage Alliance has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Storage Alliance of expenses incurred or paid by a director, officer or controlling person of Storage Alliance in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Storage Alliance will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Alberta, Canada, on June 13, 2003.

STORAGE ALLIANCE INC.

/s/ Jeff Ascah
By: Jeff Ascah, President, Treasurer, Secretary and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: June  13 , 2003

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Jeff Ascah as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Jeff Ascah
By: Jeff Ascah, President, Treasurer, Secretary and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: June 13, 2003